Exhibit 10.1

Corporate Letter of Offer

“CHANNELL BUSHMAN GROUP”
11 August 2006

National Australia Bank Limited ABN 12 004 044

Customers and Facility Summary

We offer to provide the facilities detailed within this Letter of Offer to “CHANNELL BUSHMAN GROUP”. A summary of these facilities is set out below. Facilities marked with a + (if any) are subject to the relevant Multi Option Facility set out in Part 1 of the Letter of Offer.

FACILITY SUMMARY

Customer:	Channell Bushman Pty Limited
ABN:	ABN 99 109 821 614

Facility Type:	Bill - Floating Rate
Facility Limit:	$5,000,000

Facility Type:	Bill - Floating Rate
Facility Limit:	$2,480,000

Facility Type:	Bill - Floating Rate
Facility Limit:	$637,000

Customer Total:	$8,117,000

Customer:	Bushmans Group Pty Limited
ABN:	ABN 90 090 744 022

Facility Type:	Bill - Floating Rate
Facility Limit:	$3,200,000

Facility Type:	Master Asset Finance Agreement
Facility Limit:	$1,000,000

Facility Type:	Bank Guarantee
Facility Limit:	$50,000

Facility Type:	Business Credit Card
Facility Limit:	$300,000

Facility Type:	Documentary Letter of Credit
Facility Limit:	$50,000

Customer Total:	$4,600,000

Customer:	Channell Pty Limited
ABN:	ABN 29 002 735 622

Facility Type:	Master Asset Finance Agreement
Facility Limit:	$250,000

Facility Type:	Bank Guarantee
Facility Limit:	$375,000

Facility Type:	Business Credit Card
Facility Limit:	$100,000

Customer Total:	$725,000

Group Total:	$13,442,000

If there is any inconsistency between the information set out here and that set out in the Details of Facilities sections of this Letter of Offer, then unless specifically provided the Details of Facilities sections prevail to the extent of that inconsistency.

Relationship Management

The banking needs of “CHANNELL BUSHMAN GROUP” will be met by a specialist team located at the National’s NAB House Sydney location.

Through our strong focus on actively managing our relationship with the group we will be able to offer a number of benefits through our NAB House Sydney location:

•                                          A dedicated Relationship Manager who your team will be able to deal directly with at times and who will be working hard to add value to your business and respond quickly to your needs.

•                                          Your dedicated Relationship Manager will be a central point of contact to access the complete suite of the National’s specialised services including Interest Rate Risk Management, Trade Solutions, Leasing and Fleet Services and Wealth Creation.

The dedicated team at the NAB House Sydney location is led by:

•	Associate Director	Graeme L Johnson
	Direct Telephone Number	02 9237-9731
	Facsimile Number	02 9237-9752
	Email	graeme_l_johnson@nab.com.au

•	Account Manager	Christine Tsang
	Direct Telephone Number	02 9237-1917
	Facsimile Number	02 9237-9752
	Email	christine.tsang@nab.com.au

This Letter of Offer remains available for acceptance until 15th Aug 2006 after which time it will, at our option, lapse.

Thank you for the opportunity to provide the enclosed Letter of Offer to the group for its consideration.

Yours sincerely,

/s/ Graeme L Johnson
Graeme L Johnson
Senior Relationship Manager

Table of Contents

1	DETAILS OF FACILITIES – NEW FACILITIES GENERALLY SUBJECT TO THIS LETTER OF OFFER	2

2	DETAILS OF FACILITIES – NEW FACILITIES GENERALLY SUBJECT TO OTHER CONTRACTUAL DOCUMENTATION	7

3	DETAILS OF FACILITIES – EXISTING FACILITIES GENERALLY SUBJECT TO OTHER CONTRACTUAL DOCUMENTATION	8

4	SECURITY	9

5	ESTABLISHMENT FEES AND CHARGES	10

6	CONDITIONS PRECEDENT AND OTHER INFORMATION	11

7	COVENANTS AND UNDERTAKINGS	12

8	GENERAL TERMS AND CONDITIONS	13

9	SPECIFIC CONDITIONS - BILL FACILITY	33

10	SPECIFIC CONDITIONS – BANK GUARANTEE FACILITY	41

ACCEPTANCE OF LETTER OF OFFER		43

1                                         Details of Facilities – New facilities generally subject to this Letter of Offer

New facilities are detailed below.

Customer:  Channell Bushman Pty Limited

Bill Acceptance/Discount Facility – Floating Rate

Purpose/Utilisation:	Acquisition Finance

Facility limit:	$5,000,000 (five million dollars)

Expiry Date:	31st July 2009

The Facility is:	an amortising facility

Amortisation Details of Facilities if the Facility is an Amortising Facility:	$200,000 per quarter, commencing on 30th June 2006, then increasing to $400,000 per quarter from 30th June 2007 until expiry

Drawdown Periods:	Approximate period between each drawdown date: 90 days

Yield Rate:	Floating rate.

Floating Rate:

the rate (expressed as a percentage yield to maturity and rounded upwards to the nearest two decimal places) which is the bid rate shown at approximately 10.10 am (Sydney time) on page BBSY on the Reuters Monitor System on the day the bills are to be discounted for bills of like amounts and tenors. If such rate is not available or if, in our reasonable opinion, the rate becomes inappropriate, the floating rate will be the rate reasonably determined by us to be the appropriate equivalent rate, having regard to prevailing market conditions.

The rate as a percentage per annum will be advised following a drawing under the facility.

Facility Fee:	0.50% per annum of the facility limit, payable by you on a half yearly basis in advance from the date of acceptance of the facility.

Activation Fee:	1.40% per annum of the face value of each bill, calculated from and including the date we accept the bill to the maturity date of the bill, payable by you upon acceptance of each bill.

Bill Drawdown Fee:	$150 payable by you each time we accept bills on a drawdown date.

Late Presentation Fee:	Not ascertainable - see Special Conditions - Bill Facility

Default Interest Rate:	The total of the National’s Base Lending Indicator Rate, currently 9.85%, plus a customer margin of 1.90% plus a default margin of 4.00%.

Currently 15.75% per annum

Nominated Account: :	Channell bushman Pty Limited

082-057 #57189-3025

for the purposes of debiting amounts under this Agreement (including the amount of each matured bill, interest, fees, charges, taxes, premiums, economic costs and enforcement expenses.)

Securities:	All securities detailed in Part 4 with the exception of the securities numbered 8,9&10.

Specific Conditions:	Specific Conditions – Bill Facility

Customer:  Channell Bushman Pty Limited

Bill Acceptance/Discount Facility – Floating Rate

Purpose/Utilisation:	Fund ‘Earn-Out’ associated with the acquisition.

Facility limit:	$637,000 (six hundred and thirty seven thousand dollars)

Expiry Date:	31st July 2008

Last Date for Drawdown:	31st July 2006

The Facility is:	an amortising facility

Amortisation Details of Facilities if the Facility is an Amortising Facility:	$63,000 per quarter, commencing 30th June 2006.

Drawdown Periods:	Approximate period between each drawdown date: 90 days

Yield Rate:	Floating rate.

Floating Rate:

the rate (expressed as a percentage yield to maturity and rounded upwards to the nearest two decimal places) which is the bid rate shown at approximately 10.10 am (Sydney time) on page BBSY on the Reuters Monitor System on the day the bills are to be discounted for bills of like amounts and tenors. If such rate is not available or if, in our reasonable opinion, the rate becomes inappropriate, the floating rate will be the rate reasonably determined by us to be the appropriate equivalent rate, having regard to prevailing market conditions.

The rate as a percentage per annum will be advised following a drawing under the facility.

Facility Fee:	0.50% per annum of the facility limit, payable by you on a half yearly basis in advance from the date of acceptance of the facility.

Activation Fee:	1.40% per annum of the face value of each bill, calculated from and including the date we accept the bill to the maturity date of the bill, payable by you upon acceptance of each bill.

Bill Drawdown Fee:	$150 payable by you each time we accept bills on a drawdown date.

Late Presentation Fee:	Not ascertainable - see Special Conditions - Bill Facility

Default Interest Rate:	The total of the National’s Base Lending Indicator Rate, currently 9.85%, plus a customer margin of 1.90% plus a default margin of 4.00%.

Currently 15.75% per annum

Nominated Account: :	Channell bushman Pty Limited

082-057 #57189-3025

for the purposes of debiting amounts under this Agreement (including the amount of each matured bill, interest, fees, charges, taxes, premiums, economic costs and enforcement expenses.)

Securities:	All securities detailed in Part 4 with the exception of the securities numbered 8,9&10.

Specific Conditions:	Specific Conditions – Bill Facility

Customer:  Channell Bushman Pty Limited

Bill Acceptance/Discount Facility – Floating Rate

Purpose/Utilisation:	Capital Expenditure for the Group

Facility limit:	$2,480,000 (two million four hundred and eighty thousand dollars)

Expiry Date:	31st July 2009

The Facility is:	an amortising facility

Amortisation Details of Facilities if the Facility is an Amortising Facility:

Subject to cash flows, but with view of amortising each drawing over a maximum term of four years. Noting current drawing the facility should amortise by $20,000 per quarter commencing on 30th June 2006.

Drawdown Periods:	Approximate period between each drawdown date:

90 days

Yield Rate:	Floating rate.

Floating Rate:

the rate (expressed as a percentage yield to maturity and rounded upwards to the nearest two decimal places) which is the bid rate shown at approximately 10.10 am (Sydney time) on page BBSY on the Reuters Monitor System on the day the bills are to be discounted for bills of like amounts and tenors. If such rate is not available or if, in our reasonable opinion, the rate becomes inappropriate, the floating rate will be the rate reasonably determined by us to be the appropriate equivalent rate, having regard to prevailing market conditions.

The rate as a percentage per annum will be advised following a drawing under the facility.

Facility Fee:	0.50% per annum of the facility limit, payable by you on a half yearly basis in advance from the date of acceptance of the facility.

Activation Fee:	1.40% per annum of the face value of each bill, calculated from and including the date we accept the bill to the maturity date of the bill, payable by you upon acceptance of each bill.

Bill Drawdown Fee:	$150 payable by you each time we accept bills on a drawdown date.

Late Presentation Fee:	Not ascertainable - see Special Conditions - Bill Facility

Default Interest Rate:	The total of the National’s Base Lending Indicator Rate, currently 9.85%, plus a customer margin of 1.90% plus a default margin of 4.00%.

Currently 15.75% per annum

Nominated Account: :	Channell bushman Pty Limited

082-057 #57189-3025

for the purposes of debiting amounts under this Agreement (including the amount of each matured bill, interest, fees, charges, taxes, premiums, economic costs and enforcement expenses.)

Securities:	All securities detailed in Part 4 with the exception of the securities numbered 8,9&10.

Specific Conditions:	Specific Conditions – Bill Facility

Customer:  Bushmans Group Pty Limited

Bill Acceptance/Discount Facility – Floating Rate

Purpose/Utilisation:	Working Capital

Facility limit:	$3,200,000 (three million two hundred thousand dollars)

Expiry Date:	30th November 2006

The Facility is:	a non-amortising facility

Drawdown Periods:	Approximate period between each drawdown date: 30 days

Yield Rate:	Floating rate.

Floating Rate:

the rate (expressed as a percentage yield to maturity and rounded upwards to the nearest two decimal places) which is the bid rate shown at approximately 10.10 am (Sydney time) on page BBSY on the Reuters Monitor System on the day the bills are to be discounted for bills of like amounts and tenors. If such rate is not available or if, in our reasonable opinion, the rate becomes inappropriate, the floating rate will be the rate reasonably determined by us to be the appropriate equivalent rate, having regard to prevailing market conditions.

The rate as a percentage per annum will be advised following a drawing under the facility.

Facility Fee:	0.50% per annum of the facility limit, payable by you on a half yearly basis in advance from the date of acceptance of the facility.

Activation Fee:	1.40% per annum of the face value of each bill, calculated from and including the date we accept the bill to the maturity date of the bill, payable by you upon acceptance of each bill.

Bill Drawdown Fee:	$150 payable by you each time we accept bills on a drawdown date.

Late Presentation Fee:	Not ascertainable - see Special Conditions - Bill Facility

Default Interest Rate:	The total of the National’s Base Lending Indicator Rate, currently 9.85%, plus a customer margin of 1.90% plus a default margin of 4.00%.

Currently 15.75% per annum

Nominated Account: :	Bushmans Group Pty Limited

082-057 #57132-0868

for the purposes of debiting amounts under this Agreement (including the amount of each matured bill, interest, fees, charges, taxes, premiums, economic costs and enforcement expenses.)

Securities:	All securities detailed in Part 4 with the exception of the securities numbered 7,9&10.

Specific Conditions:	Specific Conditions – Bill Facility

Customer:  Bushmans Group Pty Limited

Bank Guarantee Facility

Purpose/Utilisation:	Performance Guarantee

Facility limit:	$50,000 (fifty thousand dollars)

Expiry Date:	30th November 2006

Issuing Fee:	1.80% of the face value of each bank guarantee payable on issue

Half Yearly Fee:	3.60% of the face value of each bank guarantee, payable half yearly in arrears from issue

Securities:	All securities detailed in Part 4 with the exception of the securities numbered 1,3,4,5,6,7,8,9&10.

Specific Conditions:	Specific Conditions – Bank Guarantee Facility

Customer:  Bushmans Group Pty Limited

Letter of Credit Facility

Purpose/Utilisation:	Importation of goods

Facility limit:	$50,000 (fifty thousand dollars)

Expiry Date:	30th November 2006

Securities:	All securities detailed in Part 4 with the exception of the securities numbered 1,3,4,5,6,7,8,9&10.

Customer:  Channell Pty Limited

Bank Guarantee Facility

Purpose/Utilisation:	Performance Guarantee

Facility limit:	$375,000 (three hundred and seventy five thousand dollars)

Expiry Date:	30th November 2006

Issuing Fee:	1.80% of the face value of each bank guarantee payable on issue

Half Yearly Fee:	3.60% of the face value of each bank guarantee, payable half yearly in arrears from issue

Securities:	All securities detailed in Part 4 with the exception of the securities numbered 1,2,4,5,6,7,8,9&10.

Specific Conditions:	Specific Conditions – Bank Guarantee Facility

2              Details of Facilities – New facilities generally subject to other contractual documentation

New facilities generally subject to other contractual documentation are summarised below. Refer to Section B1 of the General Terms and Conditions for how this Letter of Offer applies to them.

Not Applicable

3              Details of Facilities – Existing facilities generally subject to other contractual documentation

Existing facilities generally subject to other contractual documentation are summarised below. Refer to Section B1 of the General Terms and Conditions for how this Letter of Offer applies to them.

Customer: Bushmans Group Pty Limited

Master Asset Finance Agreement Facility

Purpose/Utilisation:	Capital Expenditure – Motor Vehicles

Facility limit:	$1,000,000 (one million dollars)

Expiry Date:	30th November 2006

Repayments:	Subject to negotiation at time of drawing.

Residual:	Subject to negotiation at time of drawing.

Securities:	All securities detailed in Part 4 with the exception of securities numbered 1,3,4,5,6,7,8&10.

Customer: Bushmans Group Pty Limited

Business Credit Card Facility

Purpose/Utilisation:	Business Credit Cards

Facility limit:	$300,000 (three hundred thousand dollars)

Expiry Date:	30th November 2006

Repayments:	Cleared to working account monthly.

Securities:	All securities detailed in Part 4 with the exception of securities numbered 1,3,4,5,6,7,8,9&10.

Customer: Channell Pty Limited

Master Asset Finance Agreement Facility

Purpose/Utilisation:	Capital Expenditure

Facility limit:	$250,000 (two hundred and fifty thousand dollars)

Expiry Date:	30th November 2006

Repayments:	Subject to negotiation at time of drawing.

Residual:	Subject to negotiation at time of drawing.

Securities:	All securities detailed in Part 4 with the exception of securities numbered 1,2,4,5,6,7,8&9.

Customer: Channell Pty Limited

Business Credit Card Facility

Purpose/Utilisation:	Business Credit Cards

Facility limit:	$100,000 (one hundred thousand dollars)

Expiry Date:	30th November 2006

Repayments:	Cleared to working account monthly.

Securities:	All securities detailed in Part 4 with the exception of securities numbered 1,2,4,5,6,7,8,9&10.

4              Security

The Customer must provide, and must ensure that each security provider provides, all the following securities in a form and substance satisfactory to us (if the Customer or the security provider has not already done so). The taking of any new securities detailed below does not prejudice or waive our right to rely upon, and enforce, earlier securities.

Registered Mortgage Debentures

Over the whole of the company assets including goodwill and uncalled capital and called but unpaid capital together with relative insurance policy assigned to the National Australia Bank Limited given by.

1.               Channell Bushman Pty Limited ABN 99 109 821 614

2.               Bushmans Group Pty Limited ABN 90 090 744 022

3.               Channell Pty Limited ABN 29 002 735 622

4.               Bushmans Engineering Pty Limited ABN 49 074 185 461

5.               Polyrib Tanks Pty Limited ABN 49 062 942 661

6.               Australian Bushman Tanks Pty Limited ABN 21 058 504 108

Guarantees and Indemnities

7.               In support of Channell Bushman Pty Limited for $8,850,000 and other liabilities given by:- Bushmans Group Pty Limited, Channell Pty Limited, Bushmans Engineering Pty Limited, Polyrib Tanks Pty Limited and Australia Bushman Tanks Pty Limited

8.               In support of Bushmans Group Pty Limited for $3,200,000 and other liabilities given by:- Channell Bushman Pty Limited, Channell Pty Limited, Bushmans Engineering Pty Limited, Polyrib Tanks Pty Limited and Australian Bushman Tanks Pty Limited

9.               Master Asset Finance Agreement for $1,000,000 on account of Bushmans Group Pty Limited.

10.         Master Asset Finance Agreement for $250,000 on account of Channell Pty Limited

5                                         Establishment Fees and Charges

The Customer agrees to pay the following fees and charges immediately on acceptance of this Letter of Offer or as otherwise agreed in writing:

Not Applicable

Any additional cost incurred for the use of external solicitors and consultants will be borne by the Customer.

These fees and charges are in addition to any fees set out in the Details of Facilities or Specific Conditions, and any fees listed in the National’s “A Guide to Fees and Charges” (Business) book and the National’s “A Guide to Fees and Charges for International Trade Services” as amended from time to time.

Other fees and charges may be payable as set out in this Agreement.

6                                         Conditions Precedent and other information

7                                         Covenants and Undertakings

Non Standard Covenants and Undertakings

You undertake to comply with the following non standard covenants and undertakings at all times.

These non standard covenants and undertakings are to be assessed and reported as detailed below.

Specific General Undertakings

Monthly Management Accounts (Channell Pty Ltd and Channell Bushman’s Group) incorporating balance sheet, profit & loss and cash flow are to be provided within 30 days of month end. Any negative variance of greater than 10% on sales, gross profit and operating profit will trigger a full right of review and event of default..

The Bank reserves the right at next review to reinstate prior covenants previously agreed .

Reporting Covenants

You undertake to comply with the following reporting covenants at all times.

These reporting covenants are to be assessed and reported as detailed below.

Annual Accounts (Audited - Excluding Cashflow)

Within 120 days of the close of each financial year, a copy of the audited annual report or balance sheet and profit & loss account for Channell Bushman Pty Ltd (Consolidated) and Channell Pty Ltd.

Interim Compliance Certificate

Within 30 days of the close of each month a compliance certificate for Channell Bushman Pty Ltd (Consolidated) and Channell Pty Ltd signed by one or two of your directors or authorised representatives as appropriate, detailing as at the end of each month compliance with the covenants and undertakings detailed in this Agreement for Channell Bushman Pty Ltd (Consolidated) and Channell Pty Ltd.

Actual to projected cash flow variance

Within 30 days of the close of each month, a copy of your monthly actual to projected cashflow reports to be provided with commentary on all variances greater than 10% for Channell Bushman Pty Ltd (Consolidated) and Channell Pty Ltd.

Specific Reporting Covenants

Annual three-way forecast (incorporating balance sheet, profit & loss and cash flow) are to be provided prior to commencement of each financial year on account of Channell Bushman Pty Ltd (Consolidated) and Channell Pty Ltd..

8                                         General Terms and Conditions

Section A: New Facilities

The following General Terms and Conditions apply to facilities detailed in Part 1 of this Letter of Offer.

A1                                Using a facility

A1.1                      General

We agree to make each facility available to you in accordance with this Agreement.

A1.2                      Conditions of use of a facility

(a)                                  You do not need to use any facility but if you wish to do so, unless we otherwise agree, you may only use a facility if you comply with:

(i)                                     the conditions precedent and financial, reporting and other covenants in this Agreement which apply generally or in relation to that facility (if any); and

(ii)                                  any conditions we impose on making facilities or the particular facility available.

(b)                                 In addition, if the Specific Conditions say so, we may approve or reject each drawing or other use of a facility in our discretion.

A2                                Payment obligations

A2.1                      Your Repayments

Without limiting clause A2.2, you must pay to us the facility amount owing for each facility, including, without limitation, all drawings and any other amounts you receive from us under a facility, and any interest charges as set out in this Agreement, including, without limitation:

(a)                                  any amount drawn on a facility in excess of its facility limit, immediately, unless we otherwise agree in writing; and

(b)                                 the facility amount owing on the expiry date of that facility, unless we otherwise agree in writing; and

(ci)                               the facility amount owing for that facility, if a facility is cancelled by you or by us pursuant to this Agreement, subject to the Specific Conditions for that facility.

A2.2                      What the Customer must pay

Without limiting clause A2.1, the Customer must pay the total amount owing as provided in this Agreement.

A2.3                      Fees charges and other premiums

(a)                                  The Customer agrees to pay to us (unless we otherwise agree in writing) and in relation to third parties, the Customer agrees to indemnify us against, all fees and charges and premiums, set out or provided for in this Agreement in accordance with this Agreement.

(b)                                 Fees and charges, unless otherwise agreed, are not charged on a pro-rata basis and, once paid, are not refundable in whole or in part.

(c)                                  Without limiting clause A2.3(a) of these General Terms and Conditions, the Customer must (when we specify) pay us and, in relation to payments to third parties, the Customer agrees to indemnify us against:

(i)                                     an amount equal to any Taxes and fees (including registration fees) which becomes payable, or that we reasonably believe are payable, in connection with, this Agreement, (including, without limitation, on any document issued under or in connection with this Agreement such as a bank guarantee and any securities), calculated in accordance with the relevant legislation. These are payable whether or not the Customer is primarily liable for such Taxes and fees; and

(ii)                                  if we are liable to pay GST on a supply (as defined in relevant legislation) (“the supply”) made in connection with this Agreement, an additional amount equal to the consideration payable for the supply multiplied by the prevailing GST rate; and

(iii)                               when we ask, our costs and remuneration or any receiver’s costs and remuneration; and

(iv)                              any reasonable costs we reasonably incur in connection with or arising out of or contemplated by this Agreement, such as:

(A)                              preparing, negotiating, executing, accepting, arranging, administering, enforcing or terminating a facility or this Agreement including all costs incurred;

(B)                                exercising, enforcing or preserving rights (or considering or attempting to do so) in connection with this Agreement or a security.

(d)                                 For the avoidance of doubt, references to costs in clause A2.3 of these General Terms and Conditions includes a reference to all costs incurred:

(i)                                     in respect of all transactions (including, without limitation all payments, receipts and the banking thereof); or

(ii)                                  in connection with any finance under a facility which the Customer requested not being provided in accordance with the Customer’s request for any reason (other than our default); or

(iii)                               in connection with any bank guarantee, letter of credit or bill or any claim by a beneficiary under a bank guarantee or letter of credit or in connection with a bill; or

(iv)                              if the Customer is insolvent (including the amount of all moneys we are liable to pay under a bank guarantee or letter of credit); or

(v)                                 if the Customer or a security provider is in default under a facility;

(vi)                              in connection with any person (such as any receiver or attorney) exercising or not exercising rights under this Agreement; or

(vii)                           under any indemnity we give a receiver appointed under any security in relation to this Agreement; or

(viii)                        as a result of anything that the Customer has agreed to do or that we require the Customer to do in relation to a facility.

A2.4                      Default Interest and Irregular Account Fees

If any amount is not paid to us when it is due (including if you overdraw a facility, with or without our prior agreement, and you do not immediately repay the amount overdrawn, or if the Customer is in default and the total amount owing is immediately due and payable and the Customer does not immediately pay that amount):

(a)                                  we may in our absolute discretion charge the Customer and the Customer will be liable to pay default interest on that amount until it is paid or the amount is otherwise no longer outstanding.

Default interest is calculated daily at the default interest rate (if any) and is due and payable monthly, on closure of any account relating to the facility, when the facility amount owing is paid or otherwise on demand.

The default interest rate for a facility is a variable rate and may change during the term of the facility.  The current default interest rate for a facility is detailed in Details of Facilities sections of this Agreement, or is as notified by us to the Customer from time to time. If no such rate is detailed or notified, the Customer agrees to pay whichever is the higher of the interest rate payable under the facility on that amount or the interest rate or the default interest rate on the account to which that overdue amount is debited under this Agreement.

The Customer will be notified of any changes to the default interest rate in accordance with clause A5.2 of these General Terms and Conditions.

(b)                                 The Customer authorises us to, and we may either;

(i)                                     debit any default interest payable by you or the Customer as and when it is due and payable to (in our discretion) the nominated account, or another account in the name of the Customer whether opened by you or us; or

(ii)                                  otherwise capitalize any default interest payable by you or the Customer as and when it is due and payable (in our discretion).

You will then be liable for interest under this clause on that debited or capitalized amount.

(c)                                  An Irregular Account Fee may be payable as detailed in the National’s “A Guide to Fees and Charges” (Business) book (as amended from time to time). If the fee applies, it is payable immediately.

Nothing in this clause A2.4 relieves the Customer of its obligation to make payments as and when due.

A2.5                      Establishing accounts and accounting for transactions

(a)                                  You authorise us to open any accounts as required in connection with a facility and debit amounts to them in accordance with this Agreement.

(b)                                 Unless otherwise specifically provided we may debit any amounts payable in connection with this Agreement or the facilities to any account of yours we decide or apply any payment in connection with this Agreement towards satisfying obligations under this Agreement as we see fit.

(c)                                  If the Agreement states that amounts will be debited to a nominated account or any account you have with us, then you irrevocably authorise us to debit these amounts to the relevant account even if it causes the account to become overdrawn. Alternatively, if a nominated account has insufficient cleared funds, we may debit those amounts to any account of yours we decide.

(d)                                 Where we debit amounts pursuant to this clause to an account (including a nominated account) you have with us, opened by:

(i)                                     you, then, to the extent that account is or becomes overdrawn because of amounts debited under this clause, you must pay us interest (including default interest if applicable) on the overdrawn amount in accordance with the terms of that account; or

(ii)                                  us, you must pay us Interest charges on the overdrawn balance of that account at the default interest rate or, if there is none, the interest rate on that account.

(e)                                  We generally give you statements for each account under a facility which is an overdraft, at least every three months unless otherwise agreed. If we are not required by law or under the Code of Banking Practice to give you a statement, we may choose not to.

A2.6                      How to pay amounts

(a)                                  The Customer authorises us to debit to the nominated account, or if no such account is nominated or if there are insufficient cleared funds in the nominated account, to debit to any other account the Customer has with us:

(i)                                     any fees, charges or premiums payable under this Agreement and any other standard service fees (the amount and nature of which are detailed in the National’s “A Guide to Fees and Charges” (Business) book and in the National’s “A Guide to Fees and Charges for International Trade Services” (as amended from time to time)) on or after the date they become due; and

(ii)                                  any amounts payable under clause A2.3(c) of these General Terms and Conditions on or after the date we pay them or the date they become due or payable by the Customer or us (whichever is earlier).

(b)                                 The Customer undertakes that it will pay us all amounts payable under this Agreement in Australian dollars and in immediately available funds unless otherwise agreed.

(c)                                  If a payment is due on a day which is not a banking day, the Customer may make the payment on the next banking day, unless the payment is due in advance in which case the Customer must make the payment on the preceding banking day.

(d)                                 The Customer must make all payments without set-off or counter-claim, and be free and clear of any withholding or deduction for taxes, levies, Imposts or government charges of any kind unless prohibited by law. You agree that if a law requires you to withhold or deduct any withholding tax from a payment relating to a facility so that we would not actually receive for our own benefit on the due date the full amount provided for under the facility, then:

(i)                                     the amount payable by you is increased so that, after making that deduction and deductions applicable to additional amounts payable under this clause, we are entitled to receive the amount we would have received if no deductions had been required; and

(ii)                                  you must make the deductions; and

(iii)                               you must pay the full amount deducted to the relevant authority in accordance with applicable law and deliver the original receipts to us.

A3                                Economic costs

Warning: economic costs can be high and will increase the amount you owe us. You can obtain an estimate of applicable economic costs at any time by contacting us.

A3.1                      When economic costs are payable

(a)                                  You must pay to us economic costs whenever an economic event occurs in relation to a facility.

(b)                                 You must pay us the amount of any economic costs notified to you when we specify.

A3.2                      Economic events

(a)                                  An economic event is taken to have occurred in relation to a facility if:

(i)                                     the facility is cancelled for any reason, or the facility limit is reduced for any reason other than on its expiry date (if any); or

(ii)                                  you change the facility from a fixed interest rate or to a variable interest rate before the end of a fixed rate period; or

(iii)                               you are in default, or the total amount owing becomes repayable and we elect to treat it as an economic event; or

(iv)                              the aggregate face value of bills outstanding under the facility at any time for any reason is less than the facility limit prevailing at the time; or

(v)                                 we are for any reason no longer obliged to accept, discount or endorse bills under the facility;

(vi)                              any payment is made or required to be made under the facility in respect of any bill for any reason other than on its maturity date.

A3.3                      Calculation of economic costs

(a)                                  We determine any economic costs arising under the facility by determining our reasonable estimate of the costs and losses incurred by us (including, without limitation, loss of profits, fees, charges and premiums) in connection with an economic event including, without limitation, any amount determined by us to have been suffered or incurred by us by reason of:

(i)                                     in relation to a facility other than a bill facility, a loss or reduction of profits or return or other costs, (representing the difference between our cost of funds at the start of the relevant fixed rate period) and our cost of funds at the date of the economic event over the remainder of that period. This is then discounted back to the net present value at the rate equivalent to our cost of funds at that date; or

(ii)                                  in relation to a bill facility, a loss or reduction of profits or return or other costs associated with the difference between the rates applicable to bills under the facility and the rates applicable to bills we would offer to enter into a specified new transaction when the economic event occurs. The new specified transaction is a transaction:

(A)                              with a customer equivalent to you;

(B)                                for an amount of approximately the same amount as you pay, fail to pay or draw or are required to pay and;

(C)                                for a term approximately equal to the period from when the economic event occurs to the date we assumed that amount would otherwise be due for payment,

(assuming, where appropriate, that replacement bills are drawn and accepted, discounted or endorsed by us in respect of that amount); or

(iii)                               the liquidation of deposits or other funds, or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by us (either generally in the course of our business or specifically in connection with this Agreement) to fund or maintain the facility or to hedge, fix or limit our effective cost of funding in relation to the facility.

A4                                Top up security and other co-operation

The Customer must:

(a)                                  provide us with any additional security interest we reasonably request (including without limitation a guarantee and indemnity or a mortgage of additional property) if we determine that the value of the security materially decreases (as determined by us):

(b)                                 give us promptly any information or documents we reasonably ask for in connection with this Agreement (including about the Customer’s or any security provider’s financial position) in any form we specify;

(c)                                  do anything (such as producing and signing documents) we reasonably require to give full effect to this Agreement and the securities; and

(d)                                 notify us promptly if the Customer changes its address.

A5                                Variations

A5.1                      What we can change

We can, at any time:

(a)                                  introduce a new fee, charge or premium;

(b)                                 vary the amount of a fee, charge or premium, the way in which it is calculated or when it is charged;

(c)                                  vary the interest rate or the default interest rate (except a fixed interest rate during a fixed rate period) including by changing the relevant indicator rate, Customer Margin or Default Margin (including by making the margin positive or negative) or by substituting a different indicator rate for the relevant indicator rate, or by introducing or varying any conditions to which the application of the interest rate or the default interest rate or any margin included in any of them is or may become subject or suspending, withdrawing or re-introducing its application to the interest rate;

(d)                                 change the way in which interest, or default interest, is calculated and when it is debited; and

(e)                                  change any of the other provisions of this Agreement as a result of a change to any law affecting this Agreement.

A5.2                      How we will notify you of changes

We will notify the Customer of any changes we make under clause A5.1 of these General Terms and Conditions as follows:

(a)                                  we will give the Customer at least 30 days’ prior written notice if we introduce a fee, charge (other than a government charge) or premium, vary the method by which interest is calculated or vary the frequency with which interest is debited, unless we cannot reasonably locate the Customer;

(b)                                 we will notify the Customer of the introduction of, or any change to, a government charge payable by writing to the Customer or by advertisement in the national or local media, unless the government has publicised the introduction or change;

(c)                                  rates for bills and trade finance facilities are notified as a set out in the Details of Facilities for that facility.

(d)                                 we will notify the Customer of any change that relates to a change in an interest rate that is not set by us (such as a money market rate or some other external reference rate) by the Customer by writing to the Customer or by advertisement in the national or local media within a reasonable period of the change being made, unless another entity has publicised the change; and

(e)                                  we will notify the Customer of any other variation, by writing to the Customer or by advertisement in the national or local media no later than the date the variation takes effect.

A6                                Change of Circumstances - Illegality

If as a result of a change in relevant regulation, we determine that it is, or has become apparent that it will become, contrary to that relevant regulation for:

(a)                                  us to fund, provide or maintain a facility or otherwise observe or give effect to our obligations under a facility; or

(b)                                 a person from whom we have raised or propose to raise money in connection with a facility to fund, provide or maintain that money,

then:

(c)                                  we are no longer obliged to provide any drawing or other financial accommodation under a facility;

(d)                                 all amounts payable under each facility, including an amount equal to the total face value of all bills accepted, discounted or endorsed by us and the face value of each letter of credit issued by us which remain outstanding, are due and payable by you to us on demand; and

(e)                                  we may debit any of your accounts (including in the case of a bill facility the nominated account) with the facility amount owing under a facility.

A7                                Change of Circumstances – Increased Costs

(a)                                  This clause applies if we determine that in our opinion any order of any court or change in relevant regulation will:

(i)                                     subject us to any taxes or duties with respect to any facility or any part thereof or change the basis of taxation of us for payments hereunder (except for taxes or a change in the rate of tax on our overall net income imposed by any taxing authority having the power to levy taxes on us); or

(ii)                                  impose, modify or deem applicable any reserve, capital adequacy and/or liquidity adequacy requirements against any of our assets, deposits with us or our account, or loans by us; or

(iii)                               impose on us any other condition with respect to this Agreement or the obligations assumed by us under it; and

as a result there is:

(iv)                              an increase in the cost to us of making available or maintaining the facility; or

(v)                                 a reduction in the amounts receivable or permitted to be received in respect of any facility or any other payment due to us in connection with any facility,

by an amount which we consider to be material.

(b)                                 If this clause applies:

(i)                                     we will use our best efforts to promptly notify you in writing of the happening of such event;

(ii)                                  we will use reasonable endeavours to eliminate or at least mitigate the foregoing adverse consequences in a manner which does not give rise to costs or other adverse consequences for you or us; and

(iii)                               you will indemnify us for any loss suffered by us as a result of the increase in cost or reduction in the amounts received or permitted to be received, and will pay to us on demand such amount as we require to compensate us in respect of such additional cost or reduced receipts.

A8                                Events of Default

A8.1                      When are you in default?

The Customer is in default if:

(a)                                  the Customer does not pay on time any amount due under this Agreement or another financial accommodation agreement it has with us or any other person who provides financial accommodation to it; or

(b)                                 the Customer does something it agrees not to do, or does not do something it agrees to do under this Agreement or another agreement it has with us (including if an amount is or is to be debited under this Agreement to an account nominated for any purpose under this Agreement and there are insufficient cleared funds in that nominated account to meet that debit); or

(c)                                  an event occurs which would allow us to terminate any other agreement, or terminate a transaction under any other agreement, the Customer has with us; or

(d)                                 the Customer is in breach of a covenant or undertaking set out in this Agreement; or

(e)                                  the Customer or another person gives us information, or makes a representation or warranty, which we reasonably believe to be incorrect or misleading in a material respect when made or deemed to be repeated in connection with this Agreement or another agreement it has with us, or any of the Customer’s representations and warranties in Part B5 of the General Terms and Conditions are not true and correct; or

(f)                                    we reasonably believe the Customer has acted fraudulently in connection with this Agreement or another agreement with us; or

(g)                                 the Customer becomes insolvent or steps are taken to make it so; or

(h)                                 (being an individual), the Customer no longer has legal capacity or becomes a person protected by the State; or

(i)                                     the Customer is in default under a security or withdraws from it or breaches its terms, or a security is or may be unenforceable; or

(j)                                     the Customer stops payment or ceases to carry on its business or threatens to cease to carry on its business; or

(k)                                  the Customer breaches any law or obligation by entering transactions or performing obligations under this Agreement or another agreement it has with us; or

(l)                                     this Agreement is, becomes, or is claimed to be, void or unenforceable; or

(m)                               a change in your financial circumstances occurs which, in our opinion, may have a material adverse effect on the Customer’s ability to meet its obligations under any agreement it has with us; or

(n)                                 an order for payment is made, or a judgment is entered or signed, against the Customer, and it is not satisfied within 5 banking days after that event unless the order or judgment is the subject of an appeal by the Customer within such period and we are satisfied that there is reasonable likelihood of success; or

(o)                                 the Customer is a trustee of a trust and:

(i)                                     a new trustee is appointed or any of the trust fund is resettled or set aside, in either case without our prior consent; or

(ii)                                  the Customer’s right to be indemnified out of the trust assets is restricted in any way; or

(q)                                 the Customer is a partnership and any of the things in paragraphs (a) to (o) above occurs in relation to one or more of the partners, in which case, the thing is deemed to have occurred in relation to the Customer; or

(r)                                    any of the things referred to in paragraphs (b) to (o) above occurs in connection with a security provider (where each of those paragraphs is to be interpreted as if the Customer meant the security provider and “the Customer’s” applied to the security provider).

A8.2                      What can happen then?

(a)                                  If the Customer is in default, we may give the Customer a notice stating that the Customer is in default.

(b)                                 If the Customer does not, or cannot, correct the default:

(i)                                     if a grace period is given in the default notice or required by law, within that period, or

(ii)                                  if no grace period is given in the default notice or required by law, immediately,

then, subject to any applicable law, without further notice to the Customer the total amount owing becomes immediately due for payment (to the extent it is not already due for payment), and if the Customer does not pay it immediately, we may sue the Customer for that amount, or enforce any security, or do both.

A8.3                      How we may exercise our rights

(a)                                  We may exercise a right or remedy, or give or refuse our consent or agreement to any request the Customer makes, in any way we consider appropriate including by imposing conditions.

(b)                                 We may defer or waive any right or remedy (including the implementation of any fee or charge) without varying this Agreement or creating a new contract.

(c)                                  If we do not exercise a right or remedy fully or at a given time, we can still exercise it later.

(d)                                 Our rights and remedies under this Agreement are in addition to other rights and remedies provided by law independently of it.

(e)                                  Our rights and remedies may be exercised by any of our employees or any other person we authorise.

(f)                                    We are not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy.

A9                                Partnerships

If the Customer is a partnership, the Agreement will continue to bind each person who is a partner of that partnership at the date of this Agreement and each person who becomes a partner whilst this Agreement (as amended from time to time) remains in force and effect:

(a)                                  despite any changes which may from time to time take place in the partners, or any reconstitution of the partnership, whether by the death, incapacity, or retirement of any partner or the admission of any new partner or otherwise;

(b)                                 despite the fact that the partnership no longer carries on business; and

(c)                                  despite the fact that the person or any of his or her partners are no longer members of the partnership, and the Customer agrees to procure the execution of any documents we reasonably require to give full effect to this provision.

A10                         Appointment of Consultants

(a)                                  We may at any reasonable time appoint accounting, legal, financial management and other consultants to examine the affairs of the Customer and any security provider and to make recommendations relating to the manner in which it carries on its business.

(b)                                 The Customer will provide (and ensure each security provider provides) all assistance considered necessary or desirable by the consultant to enable the consultant to conduct a proper examination of the Customer’s and any security provider’s affairs. This includes, without limitation, making the relevant financial records available to the consultant.

(c)                                  The Customer will pay the fees of the consultant.

A11                         Class Order

(a)                                  The Customer must notify us in writing before you seek approval by the Australian Securities and Investments Commission (“ASIC”) of, or execute any, Deed of Cross Guarantee.

(b)                                 We may, at our complete discretion, amend or terminate any or all of the facilities if the Customer enters into a Deed of Cross Guarantee or amends or terminates an existing Deed of Cross Guarantee.

(c)                                  In this clause “Deed of Cross Guarantee” refers to a deed substantially in the form of a pro-forma deed issued or otherwise approved by ASIC in order to satisfy ASIC class order eligibility requirements for relief from certain Corporations Act 2001 financial reporting obligations.

A12                         Confidentiality

(a)                                  The Customer and we agree, subject to clause A12(b) of these General Terms and Conditions, to keep the terms of the Agreement and the securities, and any information which either may provide to the other in relation to the Agreement or the securities, confidential.

(b)                                 Clause A12(a) of these General Terms and Conditions does not prevent disclosure:

(i)                                     if allowed or required by law, or if required by the Australian Stock Exchange Limited; or

(ii)                                  in connection with legal proceedings relating to the Agreement or the securities; or

(iii)                               if the information is generally and publicly available; or

(iv)                              to any Customer of the terms of the Agreement or the securities (as amended from time to time) as they relate to a facility provided to you; or

(v)                                 by us to our subsidiaries, in which case this clause A12 of these General Terms and Conditions, will apply to the subsidiary; or

(vi)                              by us to an assignee of our rights under this Agreement pursuant to clause A16(a) of these General Terms and Conditions; or

(vii)                           by us to any of our agents, consultant or adviser engaged by us for the purposes of this Agreement; or

(viii)                        to any guarantor or proposed guarantor; or

(ix)                                by the Customer to any consultant engaged for the purposes of complying with our requirements under the facility necessary to enable the consultant to comply with those requirements.

A13                         Setting off money

We may set off against amounts the Customer owes us any money we owe the Customer.

A14                         Code of Banking Practice

We have adopted the Code of Banking Practice and relevant provisions of the Code apply to these facilities, if the Customer is an individual or a small business customer (as defined by the Code). The Customer can obtain from us upon request:

(a)                                  information on our current interest rates and standard fees and charges relating to these facilities if any;

(b)                                 general descriptive information concerning our banking services including:

(i)                                     for accounts with cheque access, general descriptive information about cheques;

(ii)                                  account opening procedures;

(iii)                               our obligations regarding the confidentiality of the Customer’s information;

(iv)                              complaint handling procedures;

(v)                                 bank cheques;

(vi)                              the advisability of you informing us promptly when the Customer is in financial difficulty; and

(vii)                           the advisability of the Customer reading the terms and conditions applying to each banking service we provide to the Customer ;

(c)                                  general descriptive information about:

(i)                                     the identification requirements of the Financial Transactions Reports Act 1988 (Cth);

(ii)                                  the options available to you under the tax file number legislation; and

(d)                                 a copy of the Code of Banking Practice.

A15                         Our certificates

(a)                                  We may give the Customer a certificate or formal statement about a matter or about an amount (including economic costs, where applicable) which is payable in connection with this Agreement. This is sufficient evidence of the matter or amount, unless it is proved to be incorrect.

(b)                                 We may rely on certificates provided by any other person with a security as to the amount owed to them.

A16        Assignment

(a)                                  We may assign or otherwise deal with our rights under this Agreement in any way we consider appropriate. If we do this, the Customer may not claim against any assignee (or any other person who has an interest in a facility) any right of set-off or other rights the Customer may have against us. The Customer agrees that we may disclose any information or documents we consider desirable to help us exercise this right. The Customer also agrees that we may disclose information or documents at any time to a person to whom we assign or propose to assign our rights under this Agreement.

(b)                                 The Customer’s rights are specific to you and may not be assigned.

A17        Holding Over

If we continue to make a facility available to you after its expiry date or the end of its term, and this Agreement has not been extended, amended or replaced, then the terms of this Agreement will continue to apply to the facility unless and until we otherwise notify you. The previous sentence if applied shall not be construed as a waiver of any event of default, or a waiver of any of our rights under this Agreement or as any agreement or undertaking (implied or otherwise) to grant any extension.

A18        Notices, other communications and service of documents

A18.1     Form

(a)                                  Notices, certificates, consents, approvals and other communications in connection with this Agreement must be in writing or in any other form permitted by it. When they are for us, they must be in a form satisfactory to us.

(b)                                 Communications from us may be signed by any employee of ours. If the Customer is a company, communications from the Customer must be signed by a director or secretary or an authorised representative.

A18.2     Delivery

Communications to the Customer may be:

(a)                                  given personally (if the Customer is a company, to one of your directors); or

(b)                                 left at, or sent by post or fax to, an address notified by the Customer to us in writing; or

(c)                                  if the Customer does not nominate an address to us in writing, left at or sent by post or fax to the Customer’s address last known to us; or

(d)                                 sent by any other electronic means of which the Customer has given us particulars; or

(e)                                  given by advertising the notice in a newspaper circulating throughout the Customer’s country, state or territory; or

(f)                                    given in any other way permitted by law.

If there is more than one Customer, we may provide any communication under this Agreement jointly to the Customer at the address for service set out in the acceptance clause of this Letter of Offer.

A18.3     Communications for us

(a)                                  Communications for us must be:

(i)                                     given personally to one of our employees at:

(A)                              our address stated in this Agreement; or

(B)                                any other address we tell you; or

(C)                                our registered office; or

(ii)                                  sent by prepaid post or electronically (such as by fax or telex) to any of those places; or

(iii)                               given in any other way permitted by law.

(b)                                 We may specify from time to time how and in what form any notice under this Agreement must be given to us.

A18.4               Dating

A communication is taken to be given:

(a)                                  in the case of a communication given personally - on the date it bears or the date it is received by the person to whom it is addressed, whichever is the later; or

(b)                                 in the case of a communication sent by post - on the date it bears or the date when it would have been delivered in the ordinary course of post, whichever is the later; or

(c)                                  in the case of a communication sent by fax or some other form of electronic transmission - on the date it bears or the date on which the machine from which it was sent produces a report indicating that the communication was sent to the fax (or other) number or other electronic address of the person to whom it is addressed, whichever is the later; or

(d)                                 in the case of a communication given by newspaper advertisement - the date it is first published.

A18.5     Service

We may serve any document in a court action (including a writ of summons, other originating process or third or other party notice) on the Customer by delivering it to the Customer’s address last notified to us or by leaving it there. This does not prevent any other method of service.

A19        Governing Law and Jurisdiction

This Agreement is governed by the laws of the state or territory where your relationship management team is located, as set out in the Relationship Management section preceding the Letter of Offer. Each party submits to the jurisdiction of the laws of that state, including appeal courts.

A20        Consents and Conditions

The Customer must comply with all conditions and requirements in any consent we give, or agreement to any request the Customer makes.

A21        Telephone recording

The Customer consents to us recording our telephone conversations with the Customer in relation to the facility and such recordings being used in any arbitral or legal proceedings between us. Telephone recordings remain our sole property at all times.

A22        Valuations are for our benefit

Any property valuation is for our use only. We accept no responsibility for any reliance on a property valuation by any other person.

A23        Time for repayment

For the purposes of payments under this Agreement, a day ends at 4 pm in the State where the relationship management team is located.

A24        Indemnities

The indemnities in this Agreement are non-revocable and continuing obligations, independent of the Customer’s other obligations under this Agreement. It is not necessary for us to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

A25        Total Amount Owing

In this Section A, total amount owing means, at any time, the total of every facility amount owing in respect of the facilities detailed in Part 1 of this Letter of Offer and any other amounts which are then due for payment, or which will or may become due for payment, in connection with this Agreement.

A26        Severability

If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction, it is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

A27        Exclusion of liability in relation to trade finance facilities and bank guarantee facilities

The Customer agrees that in connection with our provision of services to the Customer in relation to bank guarantee facilities and trade finance facilities (including, without limitation, the making or receiving of a payment on behalf of the Customer) (“Services”), one or more of our branches and other financial services providers (“Other Banks”) may be involved. Those branches and Other Banks may in each case be local or overseas and the Other Banks may or may not be appointed by us. The Customer agrees that, to the maximum extent permitted by applicable law, the involvement of those branches or Other Banks in connection with the Services is entirely at risk of the Customer and that we are not liable for loss of any kind arising in connection with the involvement of any branch or Other Bank or their acts or omissions, whether or not the Other Bank is appointed by us.

Any Service we provide to the Customer may be affected directly or indirectly by laws including, without limitation, any subordinate instrument and the acts, practices and policies of local or foreign governments and their instrumentalities (a “Regulatory Authority”) whether or not having the force of law (“Regulations”). Regulations may be those of any place where we or any Other Bank operates, or with which the Services have some direct or indirect connection, or to which or from which a payment or instruction is made or received or in which some other thing is done, or may be the Regulations of or applicable to the currency of any payment. Regulations include, but are not limited to, those which affect, restrict, prohibit or otherwise render unlawful transactions, payments or dealings with assets, any person, group or entity which may or may not include those having a connection with certain countries, areas, individuals, groups, bodies, entities, materials, items, substances, political or religious systems, beliefs or convictions. The Services may be interrupted, prevented, delayed or otherwise adversely affected, either in whole or in part, by reason of a Regulation including, but not limited to, where we consider, or any Other Bank considers, or a Regulatory Authority asserts, that a Regulation may apply (each an “Adverse Effect”). It is entirely the Customer’s risk if any Adverse Effect occurs and we have no obligation to contest any act of any Regulatory Authority.

To the maximum extent permitted by applicable law, we, and any Other Banks, are not liable for any loss of any kind arising directly or indirectly from or in connection with any Service including, without limitation, any Adverse Effect, whether or not we are, or any Other Bank is, negligent or in breach of any duty to the Customer or to any other person.

To the maximum extent permitted by applicable law, our liability for loss of any kind which cannot be excluded by reason of applicable law is limited to the cost of having the services supplied again.

The Customer agrees that we may use or disclose any information about the Customer or the Services or any person connected in any way with the Services to any Other Bank or Regulatory Authority for any purpose which we consider, or any Other Bank considers, necessary or desirable in connection with any Regulation or the Services. The Customer agrees to provide any such information to us if we ask the Customer to.

Section B: All Facilities

This section B applies to all the facilities detailed in this Letter of Offer.

B1           How this Letter of Offer applies to facilities

B1.1       Applicable provisions

The applicable terms and conditions in relation to the facilities are set out in the following contract documents as amended from time to time:

(a)                                  for new facilities detailed in Part 1 of this Letter of Offer:

(i)                                     the applicable Details of Facilities in this Letter of Offer;

(ii)                                  the Specific Conditions (if any) referred to in the Details of Facilities in this Letter of Offer;

(iii)                               any additional documentation referred to in the Details of Facilities in this Letter of Offer;

(iv)                              Parts 4 to 7 (inclusive) of this Letter of Offer;

(v)                                 the General Terms and Conditions in this Letter of Offer; and

(vi)                              the National’s “A Guide to Fees and Charges” (Business) book and the National’s “A Guide to Fees and Charges for International Trade Services” as amended from time to time (“the Guides”),

(b)                                 for new facilities detailed in Part 2 of this Letter of Offer:

(i)                                     the separate contractual documentation between us and the Customer relating to those facilities;

(ii)                                  the applicable Details of Facilities in this Letter of Offer;

(iii)                               the Specific Conditions (if any) referred to in the Details of Facilities in this Letter of Offer;

(iv)                              any additional documentation referred to in the Details of Facilities in this Letter of Offer;

(v)                                 Parts 4 to 7 (inclusive) of this Letter of Offer;

(vi)                              Section B of the General Terms and Conditions in this Letter of Offer; and

(vii)                           the Guides,

(c)                                  for existing facilities detailed in Part 3 of this Letter of Offer:

(i)                                     the separate contractual documentation between us and the Customer relating to those facilities (the “existing contracts”);

(ii)                                  the applicable Details of Facilities in this Letter of Offer;

(iii)                               the Specific Conditions (if any) referred to in the Details of Facilities in this Letter of Offer;

(iv)                              any additional documentation referred to in the Details of Facilities;

(v)                                 Parts 4, 6 and 7 of this Letter of Offer;

(vi)                              Section B of the General Terms and Conditions in this Letter of Offer; and

(vii)                           the Guides.

By signing this Letter of Offer you agree that the existing contracts are varied accordingly and now comprise the applicable provisions.

B1.2       Applicable provisions

If there is any inconsistency between any applicable term or condition in different contract documents relating to a facility (to the extent that it is impossible to comply with both), the term or condition prevails to the extent of that inconsistency in the order of priority set out above. “Applicable provisions” means for a facility the terms and conditions applicable to each facility after resolving any inconsistency as set out in this clause.

B1.3       Meaning of Agreement and applicable provisions

For the purposes of the applicable provisions, the “Agreement” means the agreement of the parties constituted by the applicable provisions for each of the facilities detailed in Parts 1, 2 and 3 of this Letter of Offer.

B2.                             Multi Option Facility

This clause B2 applies while you have a multi option facility. At any time while you have a multi option facility:

(a)                                  you may request a switch between funding options. If your request is approved, the switch will take effect on the date and on the terms agreed by you and us. Switching between the facilities to which the multi option facility applies may result in fees, charges, premiums and costs being incurred in accordance with the specific terms and conditions of the relevant facility;

(b)                                 the total of all facility limits must not, at any time, exceed the multi option facility limit set out in the Details of Facilities or as varied from time to time; and

(c)                                  the aggregate amount of drawings under the multi option facility must not exceed the multi option facility limit set out in the Details of Facilities or as varied from time to time, and the total amount of drawings under a facility which is part of a multi option facility must not exceed the facility limit for that facility as set out in the Details of Facilities or as varied from time to time.

B3                                Conditions precedent

(a)                                  We do not need to provide any drawing under any facility unless:

(i)                                     the Customer has accepted this Letter of Offer or has indicated that the Customer intends to be bound by it in a manner satisfactory to us;

(ii)                                  you have accepted facilities which are subject to separate contractual documentation as referred to in Part 2 of this Agreement (if any) in relation to which you are the Customer or have indicated that you intend to be bound by those documents in a manner satisfactory to us;

(iii)                               the amount of financial accommodation complies with any minimum, maximum or multiple requirements determined by us and advised to you from time to time in relation to that facility;

(iv)                              we have received any valuation we require, satisfactory to us;

(v)                                 the results of all our inquiries and searches are satisfactory to us;

(vi)                              we have received each security, related acknowledgment or acceptance and title documents, which are satisfactory to us;

(vii)                           any insurance we require to be obtained by you has been obtained, by the Customer or the relevant security provider and we have received evidence satisfactory to us (which may include receiving the policy document) that any such insurance is current, that the insurer, the amount insured and the policy terms are satisfactory to us, and that our interest is noted;

(viii)                        we have received all the documents set out in Part 6 of this Letter of Offer and any other document we reasonably require by written notice to you (including corporate or trustee authorisations), satisfactory to us;

(ix)                                each security remains enforceable and no-one who provides a security is in default under or has withdrawn from or terminated that security (unless this occurs with our consent);

(x)                                   the Customer complies, or in our opinion will be able to comply, with all other reasonable requirements we set, including any additional conditions, conditions precedent, and financial, reporting or other covenants set out in Part 7 of this Letter of Offer, the Details of Facilities, the General Terms and Conditions or any relevant Specific Conditions, or otherwise agreed.

(b)                                 In addition to paragraph (a), we are not obliged to provide any financial accommodation under any facility if:

(i)                                     something has happened since the Customer applied for a facility which has led to a material adverse change in the financial circumstances of the Customer or any security provider or which we reasonably believe could lead to this; or

(ii)                                  any insurer has refused to insure a facility for us; or

(iii)                               the Customer is, or in our opinion is likely to become, in default under a facility (for example, the Customer has not paid all relevant fees and interest charges or the Customer has given us misleading financial or other information).

B4                                General undertakings and covenants

B4.1       Negative Pledge and other covenants

(a)                                  The Customer undertakes to us that it will, and will ensure that each security provider will, except with our prior written consent:

(i)                                     promptly advise us of any event of default or potential event of default or any event of default under any applicable provision however defined;

(ii)                                  maintain all risks insurance over all its physical assets;

(iii)                               comply with all applicable laws and pay all obligations that if unpaid might result in a lien or claim against any of its assets;

(iv)                              maintain its plant and machinery in a state of good repair, fair wear and tear excepted;

(v)                                 not raise any financial accommodation from any other party, or give any security interest in relation to it;

(vi)                              not engage in any other business other than that in which it is presently operating;

(vii)                           not merge with or acquire another company or entity;

(viii)                        not dispose of any of its subsidiaries; and

(ix)                                not give any security interest over its assets.

B4.2       Change of Shareholding

(a)                                  If the Customer or any security provider is listed on a stock exchange the Customer will, and will ensure that the relevant security provider will:

(i)                                     promptly notify us if a majority of its shares become held by a person who did not hold a majority of the shares as at the date of this Agreement. For this purpose, associates shall be treated as the one person.

(ii)                                  deliver to us a copy of all material notices issued by it to the exchange, promptly after that notice is given to the exchange.

(b)                                 If the Customer or any security provider is a company which is not listed on a stock exchange, the Customer will ensure that no transfer of shares (or issue of shares) in the Customer or the relevant security provider is made, without our prior written consent. If the Customer consists of more than one entity, that consent will not apply to a transfer or issue of shares in any one of those entities or any security provider to another of those entities or security providers.

B4.3       Breach of Covenants

(a)                                  For the avoidance of doubt, a breach of any covenant or undertaking in this Agreement is an event of default, howsoever worded, for the purposes of this Agreement, including without limitation clause A8 of these General Terms and Conditions.

(b)                                 We may conduct a review of the facilities and the financial position of the Customer if any of the covenants or undertakings set out in this Agreement are not complied with to our satisfaction.

B4.4       Review of Customer and security providers

(a)                                  We may at any reasonable time appoint accounting, legal, financial management and other consultants to examine the affairs of the Customer and any security provider and to make recommendations relating to the manner in which it carries on its business.

(b)                                 The Customer will provide (and ensure each security provider provides) all assistance considered necessary or desirable by the consultant to enable the consultant to conduct a proper examination of the Customer’s and any security provider’s affairs. This includes, without limitation, making the relevant financial records available to the consultant.

(c)                                  The Customer will pay the fees of the consultant.

B5                                Representations and warranties

B5.1       Representations and Warranties

(a)                                  The Customer represents and warrants to us that as at the date of this Agreement and at all times thereafter:

(i)                                     if the Customer is a company, it is duly incorporated and validly existing under the laws of its place of incorporation;

(ii)                                  the Customer has full capacity and power to enter into and comply with, and has taken all necessary action to authorise the entry into and compliance with, each facility, this Agreement and any other documentation detailing the terms of each facility, and to make a drawing under a facility;

(iii)                               the Customer has full power and authority and legal right to carry on its business as presently conducted;

(iv)                              all financial accounts, reports and factual information furnished to us at any time by the Customer or a security provider:

(A)                              are true and accurate and not misleading in any material respect,

(B)                                are (unless we agree otherwise) prepared in accordance with applicable law and generally applicable Australian Accounting Standards current at the time of preparation, and

(C)                                give a true and fair view of your state of affairs and the result of its operations at the date, and for the period ending on the date, to which those statements are prepared, and no material change has taken place in respect to any of them since the date they were presented to us;

(v)                                 the Customer is not in material default of any law or any agreement, security or instrument with us or any other financial institution, and it is not in default in respect of any material monetary obligation contracted by or imposed upon it;

(vi)                              no litigation, arbitration or administrative proceedings are current or pending or, to the Customer’s knowledge, threatened against it before any court or governmental agency;

(vii)                           the Customer is not insolvent;

(viii)                        no potential event of default has occurred which by the giving of notice, lapse of time or both would constitute a default under or in respect of this Agreement, a security or instrument and the Customer is not in default in respect to any material monetary obligation contracted by or imposed upon it;

(ix)                                except as disclosed to and agreed to by us in writing, the Customer is not trustee of any trust;

(x)                                   the Customer will comply with all applicable laws and pay all obligations that if unpaid might result in a lien or claim against any of its assets;

(xi)                                the Customer will not breach any law or obligation to any person by the execution and performance of this Agreement or of a drawdown notice (including a drawdown under a facility or other use of a facility) and the payment of any amount due under a facility or in respect of any bill under a bill facility or in respect of any bank guarantee or letter of credit;

(xii)                             the security is in full force and effect; and

(xiii)                          a legal, valid and binding obligation on the Customer enforceable in accordance with its terms and conditions arises when the Customer enters into this Agreement or delivers a drawdown notice and whenever a drawing is made, or a bill is accepted, discounted or endorsed by us or a bank guarantee or a letter of credit is issued.

(b)                                 The Customer also gives the above representations and warranties in respect of any security provider which is not the Customer.

(c)                                  These representations and warranties are deemed to be repeated with reference to the facts and circumstances then existing at each date of utilisation of any financial accommodation, rollover of any bills or notes, and at the date of execution of each new document under which credit or financial accommodation is granted by us.

B5.2       Additional representations and warranties from a trustee

(a)                                  This clause applies if the Customer or a security provider enters into this Agreement or any security as the trustee of a trust or settlement (the relevant party is called “the trustee” and the relevant trust is called “the trust” in this clause).

(b)                                 If this clause applies, the trustee (or, the Customer where the trustee is a security provider who is not a Customer) makes the following representations and gives the following warranties:

(i)                                     the trustee is the only trustee of the trust; and

(ii)                                  the trustee will provide to us on request with a certified copy of the deed of trust creating the trust (“the trust deed”) and all other documents relating to the trust; and

(iii)                               the trust deed and the documents referred to in paragraph (b)(ii) disclose all the terms of the trust; and

(iv)                              the trustee has the power under the trust deed to enter into and observe the trustee’s obligations under this Letter of Offer, this Agreement (and any document or notice under or in connection with them (including, without limitation, any security); and

(v)                                 the trustee has in full force and effect the authorisation necessary to enter the relevant documents, to perform the trustee’s obligations under the relevant documents and allow them to be enforced (including, without limitation, under the trust deed and the trustee’s memorandum and articles of association or constitution (if any)); and

(vi)                              the trustee has a right to be fully indemnified out of the property held on trust by the trustee under the trust deed (“the trust fund”) in respect of obligations incurred by the trustee and has a right to be indemnified out of the trust fund; and

(vii)                           the trust fund is sufficient to satisfy that right of indemnity and all other obligations in respect of which the trustee has a right to be indemnified out of the trust fund; and

(viii)                        the trustee is not in default under the trust deed; and

(ix)                                no action has been taken or proposed to terminate the trust; and

(x)                                   the trustee and the trustee’s directors and other officers (if any) have complied with their obligations in connection with the trust; and

(xi)                                our rights under this Agreement rank in priority to the interests of the beneficiaries of the trust.

(c)                                  If this clause applies, the trustee (or, the Customer where the trustee is a security provider who is not a Customer) undertakes that, except with our prior written consent, none of the following will occur:

(i)                                     re-settlement, vesting or distribution of capital of the trust; or

(ii)                                  retirement or replacement of the trustee, or the appointment of a new trustee; or

(iii)                               amendment of the deed establishing the trust; or

(iv)                              encumbrance of the assets of the trust; or

(v)                                 breach of the provisions of the deed establishing the trust.

(d)                                 In this clause B5.2, “relevant documents” means:

(i)                                     this Agreement;

(ii)                                  this Letter of Offer;

(iii)                               any security; and

(iv)                              any document or notice required under this Agreement.

(e)                                  The trustee enters (or, where the trustee is a security provider who is not a Customer the Customer will ensure that the trustee enters) into this Agreement and any security (and provides any document or notice under this Agreement) in the trustee’s personal capacity and as trustee of the trust and for the benefit of the beneficiaries of the trust.

B6           Definitions and interpretation

(a)                                  These meanings apply to this Agreement, unless otherwise stated:

account means where relevant an account we establish or have already established in your name for recording transactions, but does not include an internal suspense account maintained by us for the purposes of any facility.

Agreement has the meaning described in clause B1.3 of these General Terms and Conditions.

applicable provisions has the meaning described in clause B1.2 of these General Terms and Conditions.

Australian Trade Refinance rate means the rate advised by us as such at the commencement of the relevant term, details of which can be obtained from us.

balance owing means, for an account, at any time, the difference between all amounts credited and all amounts debited to it at that time. When this amount is to be calculated for the end of a day, it includes all debits and credits assigned to that day.

bank guarantee means a bank guarantee provided or to be provided by us to a beneficiary on the date issued in our standard form of bank guarantee from time to time.

banking day means a day other than a Saturday or Sunday, or a day gazetted as a public holiday throughout Australia.

beneficiary means, in relation to a bank guarantee or a letter of credit, a person to whom the bank guarantee or letter of credit is to be, or already has been issued.

bill means a bill of exchange in accordance with the Bills of Exchange Act 1909 (Cwith) (including any bill accepted or drawn by means of facsimile signature or by electronic or other means and any equivalent obligation which is a dematerialised security as this term is defined in the Austraclear System Regulations (as determined by Austraclear Limited (or its successor or assignee) from time to time) or anything we deem to be a “bill” for the purposes of this Agreement.

bill facility means a facility which is described in the Details of Facilities as a Bill Facility.

capital adequacy means tangible net worth divided by total tangible assets.

change in relevant regulation means any change in any relevant regulation (including the introduction of a new relevant regulation), or any change in the interpretation or administration of any relevant regulation after the date of this Letter of Offer.

costs means any costs, charges, expenses and other outgoings (including in connection with legal and other advisers on a full indemnity basis), and by the use of our employees and facilities and, in the case of a mortgage, where applicable, in preserving and maintaining the property the subject of the mortgage (such as by paying insurance, rates and taxes for the property), interest, penalties and fines.

current ratio means Current Assets divided by Current Liabilities.

Customer means each customer named in the Details of Facilities sections of this Letter of Offer. If there is more than one person named as Customer, Customer means each of them separately and every two or more of them jointly. Customer includes the customer’s successors.

date issued means, in relation to a bank guarantee, the date specified in the Details of Facilities section of this Letter of Offer or otherwise agreed as the date on or before which a bank guarantee is to be, or has already been, issued by us to the beneficiary.

default interest rate has the meaning described in clause A2.4(a) of these General Terms and Conditions.

Details of Facilities means, in relation to a facility, the facility details in relation to that facility in Part 1, 2 or 3 of this Letter of Offer.

dividend payout amount means the amount of dividend payments plus increased loans to shareholders, expressed as a percentage of Net Profit after Tax.

drawdown date means:

(a)                                  for a facility other than a bill facility, each date on which a facility (or part thereof) is drawn; and

(b)                                 for a bill facility, the date on which a bill is accepted, discounted or endorsed under a facility, as specified in the Details of Facilities.

drawdown notice means:

(a)                                  where the facility is a bill facility, a notice requesting us to accept a bill in accordance with this Agreement in the form required by us; and

(b)                                 where the facility is a facility other than a bill facility, a notice in a form acceptable to us requesting a drawing under the facility.

drawing means each financial accommodation actually provided under a facility (including our acceptance, discount or endorsement of a bill drawn by you under a bill facility and the issue of bank guarantees or letters of credit).

economic costs and economic event each has the meaning described in clause A3 of these General Terms and Conditions.

Effective Interest Rate means a per annum rate of interest, calculated as at the date of this Agreement, using the following formula:

e = [(1 + r)n - 1] x 100

where:

•                                          e is the Effective Interest Rate;

•                                          r is the relevant interest rate divided by n, divided by 100;

•                                          n is the number of interest compounding periods per annum (eg if interest is compounded monthly, n = 12)

In calculating the Effective Interest Rate we have assumed that the interest compounding periods are of equal length.

event of default means an event so described in clause A8.1 of these General Terms and Conditions.

expiry date means for a facility, the date specified as such in the Details of Facilities, or otherwise agreed between us from time to time.

facility means financial accommodation (including the acceptance, discounting and endorsement of bills and the issue of bank guarantees or a letter of credit drawing or any drawing which refinances a letter of credit drawing) provided to you under this Agreement or as otherwise agreed.

facility amount owing means at any time, the total of all amounts which are then due for payment, or which will or may become due for payment to us under this Agreement in relation to a particular facility  and which has not then been fully and finally paid, and includes, without limitation, the face value of any bill drawn by you under a bill facility, the guaranteed amount of any bank guarantee issued by us and the total face value of any letter of credit.

the facility limit for a facility is at any time the amount described as such in the Details of Facilities for that facility as reduced or increased in accordance with this Agreement.

facility limit deduction means the total face value of any bank guarantee or letter of credit or similar instrument issued by us under any other agreement with you which have not been cancelled to our satisfaction.

finance charges means operating lease rental expense.

financial accommodation means any financial accommodation and includes the acceptance, discounting and endorsement of bills and the issue of bank guarantees.

financial charges cover means Earnings Before Interest and Tax plus finance charges divided by interest plus finance charges.

gearing / leverage ratio means Total Liabilities divided by tangible net worth.

General Terms and Conditions, when used in other Parts of this Letter of Offer, means this Part 8 of this Letter of Offer.

Group Member or Group means the Customer and each corporation which is a related entity as that term is defined the Corporations Act 2001 (Cth).

GST means goods and services tax or any similar tax.

guaranteed amount means, in relation to a bank guarantee, the amount specified as the Guaranteed Amount in the bank guarantee.

insolvent means being an insolvent under administration, being insolvent, having a controller appointed (each as defined in the Corporations Act 2001 (Cth)), being in receivership, receivership and management, liquidation, provisional liquidation, under administration, wound up, subject to any arrangement, assignment or composition, protected from creditors under any statute, dissolved (other than to carry out a reconstruction while solvent) or otherwise unable to pay debts when they fall due, if a person is appointed under legislation to investigate or manage any part of the Customer’s or any security provider’s affairs.

intangible assets means deferred development expenses, deferred foreign exchange gains, organisational or experimental expenses, research and development expenses, intellectual property, future income tax benefits, goodwill, patents, trademarks, service marks, design rights, franchises, copyrights, licences, underwriting and formation expenses and other items of a like nature which, according to current accounting practice, are regarded as intangible assets.

interest for the purpose of financial reporting covenants means gross interest expense (including finance lease, other external debt and subordinated debt interest).

interest cover means Earnings Before Interest and Tax divided by interest (including finance lease, other external debt and subordinated debt interest).

Interest Rate per Interest Period means a per annum rate of interest, calculated as at the date of this Agreement, using the following formula:

interest rate
n

where n is the number of interest compounding periods per annum (eg if interest compounds monthly, n = 12)

In calculating the Interest Rate per Interest Period we have assumed that the interest compounding periods are of equal length.

inventory and debtors to working capital debt ratio means inventory and debtors divided by working capital debt.

letter of credit means a documentary letter of credit or a standby letter of credit issued by us pursuant to a facility.

letter of credit drawing means the issue of a letter of credit provided to you under this Agreement as described in Part 1 of this Agreement or as otherwise agreed.

letter of credit documentation means any application, schedule, letter, advice or invoice setting out or amending the terms on which any letter of credit or proposed letter of credit is to be or has been issued or any drawing is to be or has been made under any trade finance facility.

Letter of Offer means this Letter of Offer executed by us.

maturing bill means a bill maturing on a maturity date.

maturity date means the date on which a bill is due to mature or a lease is due to expire.

nominated account means:

(a)                                  for a facility other than a bill facility, an account for debiting amounts agreed to be debited to the nominated account; or

(b)                                 for a bill facility, an account for debiting and crediting any amounts under this Agreement, being the account specified as such in the Details of Facilities for that facility, or any other account which:

(i)                                     we agree is the nominated account for that facility from time to time; or

(ii)                                  you advise us in a drawdown notice issued either after the date of this Agreement is to be the nominated account.

occupancy (Accommodation) means actual level of rooms occupied of the motel/hotel divided by the total number of rooms.

occupancy (Commercial) means total occupied space, at any given time, divided by the total lettable space as determined by us at our discretion.

potential event of default means an event which, with the giving of notice, lapse of time or fulfilment of any condition, would be likely to become an event of default.

presales/debt cover ratio means net acceptable presales (pre GST and selling and legal costs), as determined by us at our discretion, divided by total level of property finance debt limits.

property finance interest cover ratio means net rental (total passing rental income stream (exclusive of GST) after deduction of all outgoings and other property related non-recoverable costs, as determined by us at our discretion) divided by interest expense as assessed against the tenancy schedule provided by you to us. We reserve the right to verify, amend and/or test the tenancy information provided.

property finance loan to value ratio means total property finance debt limits divided by the current value we ascribe at our discretion of the freehold security.

receiver includes any receiver, receiver and manager, controller, liquidator, provisional liquidator, mortgagee, administrator or other like official.

relevant regulation means any law, regulation or an official policy, directive or guideline, which has the force of law, or compliance with which is in accordance with normal banking practice in the jurisdiction concerned.

replacement bill means a bill replacing a maturing bill.

security means each security interest described in Part 4 of this Letter of Offer and any substitute or additional security interest applicable to this Agreement. Security also includes any priority agreement relating to any security.

security interest means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power. Security interest also includes a guarantee, indemnity or a guarantee and indemnity.

security provider means, in relation to a facility, each person (other than the Customer for that facility) who gives a security.

subsidiary has the same meaning as under the Corporations Act 2001 (Cth).

tangible net worth means total tangible assets minus Total Liabilities.

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any authority together with any related interest, penalties, fines and expenses in connection with them, except if imposed on, or calculated having regard to, our net income.

total amount owing means, at any time, the total of every facility amount owing and any other amounts which are then due for payment, or which will or may become due for payment, in connection with this Agreement.

total tangible assets means all assets other than intangible assets.

trade finance facility means a documents surrendered facility, a trade refinance facility or an overseas documents surrendered facility.

we, us, ourselves or the National means National Australia Bank Limited ABN 12 004 044 937 and its successors and assigns.

working capital debt means current finance facilities including an overdraft facility, trade finance facility or bill facility.

you or your means, in relation to a facility, the person or persons named as Customer in the Details of Facilities for that facility. If there is more than one person named as Customer, you means each of them separately and every two or more of them jointly. You or your includes your successors.

(b)                                 Where a term is defined or otherwise described in the Details of Facilities in relation to a facility (for example, expiry date or facility limit), a reference in the General Terms and Conditions or Specific Conditions or other parts of this Letter of Offer to that term is a reference to that term as so defined or described.

(c)                                  Terms used in this Agreement have the meaning given to them in generally accepted accounting principles and standards in Australia unless otherwise expressly defined.

(d)                                 A reference to:

(i)                                     a month means a calendar month unless otherwise stated;

(ii)                                  any thing includes the whole and each part of it;

(iii)                               a document includes any variation or replacement of it;

(iv)                              law means common law, principles of equity, and laws made by parliament (and laws made by parliament include regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of them);

(v)                                 the words including, such as or for example when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(vi)                              the word person includes an individual, a partnership, a body corporate, an unincorporated association or an authority; and

(vii)                           interest rate means a rate per cent per annum.

(e)                                  If something is to be “satisfactory to us”, it must be satisfactory in both form and substance to us, and, if we require, to our legal advisers.

(f)                                    The singular includes the plural and vice versa.

(g)                                 Headings are for convenience only and do not affect the interpretation of this Agreement.

9                                         Specific Conditions - Bill Facility

1                                         Application of Part

Clauses 1 to 23 (inclusive) of these Specific Conditions - Bill Facility apply to any facility which is a bill facility.

2                                         Facility operation

(a)                                  Provided you have met all the conditions precedent and all financial, reporting or other covenants applicable to the facility you may use a facility by obtaining a drawing under the facility on each drawdown date.

(b)                                 If the Details of Facilities or these Specific Conditions specify that certain details are to be confirmed in a Bill Facility Record or Drawdown Schedule and you think that a Bill Facility Record or Drawdown Schedule contains any error, then you must tell us within 5 banking days of you receiving it.

3                                         Procedure for drawdown

(a)                                  Each time that you wish to request a drawing, you must give to us, at least 5 banking days prior, a duly completed drawdown notice. You cannot revoke a drawdown notice once it is given under this clause unless we agree.

(b)                                 If a drawdown notice provides that we are to draw bills under a power of attorney, then you agree that the drawdown notice is the instruction to us to draw the bills and clause 6 of these Specific Conditions – Bill Facility will apply for replacement bills.

(c)                                  If you are to draw bills prepared by us, then you must include with each drawdown notice the bills referred to in it and clause 5 of these Specific Conditions – Bill Facility will apply for replacement bills.

(d)                                 Each bill must be drawn:

(i)                                     in accordance with this Agreement; and

(ii)                                  in accordance with the Bills of Exchange Act 1909 (Cwith) so that it is valid and attracts the benefit of any provision of that Act in relation to that bill.

(e)                                  A bill drawn under the facility must:

(i)                                     be drawn no earlier than the commencement date;

(ii)                                  have a maturity date which is no later than the expiry date for the facility; and

(iii)                               have a face value and maturity date which is such that if the bill were drawn, accepted or discounted:

(A)                              the total facility amount owing would not exceed the facility limit at any time until the maturity date of the bill; and

(B)                                if the facility is described as a Bill Facility - Acceptance and Discount – National Flexible Rate in the Details of Facilities, the aggregate face value of the bills allocated to a bill facility component, when taking into account the maturity date of any other bills allocated to that bill facility component, would not be greater than the amount of the bill facility component at any time until the maturity date of the bill; and

(C)                                if the facility is described as a Bill Facility - Acceptance and Discount - Flexible Drawdown Fixed Rate in the Details of Facilities, the facility amount owing would be at least equal to the facility floor.

(f)                                    We may, in our discretion, require that any bills drawn under the facility have a face value of no less than a minimum amount.

4                                         Replacement bills

During the term of the facility and subject to this Agreement, on the maturity date of each bill accepted, discounted or endorsed under the facility you may draw a replacement bill having a face value specified in accordance with clause 8 of these Specific Conditions – Bill Facility.

5                                         Replacement bills - not automatic

If you are to draw a replacement bill prepared by us (that is, bills are not drawn under a power of attorney given by you to us), then you must deliver, except with our consent, the drawdown notice for the replacement bill (and the replacement bill) to us at least 5 banking days prior to the drawdown date.

6                                         Replacement bills - automatic

If we are to draw bills under a power of attorney given to us by you then, subject to clause 7 of these Specific Conditions – Bill Facility, on the maturity date of each bill accepted, discounted or endorsed under the facility, you will be taken to have delivered a drawdown notice to us for a replacement bill on the same terms as the maturing bill (including, if the facility is described as a Bill Facility - Acceptance and Discount – National Flexible Rate in the Details of Facilities, that the replacement bill be allocated to the same bill facility component as the maturing bill), except that:

(a)                                  the face value of the replacement bill will be determined in accordance with clause 8 of these Specific Conditions – Bill Facility;

(b)                                 the maturity date of the replacement bill will be the date that occurs at the end of a period of the same length as the period between the drawdown date and the maturity date of the maturing bill. However:

(i)                                     if this means that a replacement bill would have a maturity date that is not a banking day, then the replacement bill will be drawn to have a maturity date that is the next banking day after that day. Any days that are added to such a period because the day at the end of the period is not a banking day, will be disregarded for the purpose of calculating the next subsequent maturity date (For example, if a 90 day bill would mature on a Saturday, then the maturity date for the purposes of this clause will be the next banking day. However, a replacement bill subsequently drawn to replace that bill will be for 90 days, again unless the maturity date for that bill would not be a banking day, in which case it matures on the next banking day); and

(ii)                                  if this means that the maturity date of the replacement bill would occur after the expiry date, then paragraph (i) above does not apply and the maturity date of the replacement bill will be:

(A)                              the expiry date, if the expiry date is a banking day; or

(B)                                the last banking day before the expiry date, if the expiry date is not a banking day;

(c)                                  if the maturity date of the replacement bill determined in accordance with (b) above may result in the facility amount owing exceeding the facility limit at any time until the maturity date of the bill, then (b) above does not apply and the maturity date of the replacement bill will be determined by us in our discretion to ensure that the facility limit is not so exceeded;

(d)                                 if the facility is described as a Bill Facility - Acceptance and Discount – National Flexible Rate in the Details of Facilities and the maturity date of the replacement bill determined in accordance with (b) above may result in the aggregate face value of the bills allocated to a bill facility component being greater than the relevant bill facility component at any time before until the maturity date of the bill, then paragraph (b) above does not apply and the maturity date of the replacement bill will be determined by us in our discretion to ensure that the relevant bill facility component is not so exceeded;

(e)                                  if this clause applies, for the avoidance of doubt you acknowledge that any action we take pursuant to your instructions under this clause is not intended to be and should not be taken to be a waiver of any right or remedy that we have in connection with this Agreement.

7                                         Replacement bills - stopping automatic replacement

If clause 6 of these Specific Conditions – Bill Facility applies, you may subsequently notify us that you do not want the procedure in that clause to apply to the facility for a specified period or until the expiry date of the facility, by providing us with written notice to this effect, in a form acceptable to us. If such notice is received by us at least 5 banking days before the maturity date of a bill, then clause 6 of these Specific Conditions – Bill Facility will not apply to the bill on that maturity date.

8                                         Face value of replacement bills

(a)                                  You may draw replacement bills on a maturity date in accordance with clauses 4 to 7 of these Specific Conditions – Bill Facility, which have an aggregate face value:

(i)                                     up to the facility limit prevailing at the time of the maturity date (after such maturing bills mature); and

(ii)                                  if the facility is described as a Bill Facility - Acceptance and Discount - Flexible Drawdown Fixed Rate in the Details of Facilities, such that the facility amount owing would be at least equal to the facility floor.

However, if clause 6 of these Specific Conditions - Bill Facility applies:

(iii)                               the replacement bills will have an aggregate face value equal to the lower of the aggregate face value of the maturing bills and the amount up to the facility limit prevailing at the time of the maturity date (after such maturing bills mature); and

(iv)                              if the facility is described as a Bill Facility - Acceptance and Discount – National Flexible Rate in the Details of Facilities we will allocate any replacement bills to the same bill facility component as the corresponding maturing bill. Any replacement bills allocated to a bill facility component under this clause will have an aggregate face value equal to the lower of the aggregate face value of the maturing bills allocated to that bill facility component and the amount up to the bill facility component amount prevailing at the time of the maturity date (after such maturing bills mature).

(b)                                 If you do not draw replacement bills on the maturity date in accordance with clauses 4 to 7 of these Specific Conditions – Bill Facility, subject to this Agreement you may subsequently re-draw bills under the facility which have an aggregate face value equal to the maximum amount possible such that the facility limit prevailing at the time of the re-draw is not exceeded (taking into account any other bills drawn under the facility that do not have a maturity date on the day that the relevant bills are re-drawn); or

(c)                                  If you draw replacement bills on the maturity date and we do not accept, discount or endorse the replacement bills pursuant to clause 2 of these Specific Conditions – Bill Facility, we are no longer obliged to accept any bill under the facility and we may reduce the facility limit to zero.

9                                         Amortising facilities

If the facility is an amortising facility then:

(a)                                  the facility limit reduces:

(i)                                     on the dates or per the periods, and by the amounts, specified in the amortisation schedule; and

(ii)                                  in accordance with clauses 8(b) and (c) of these Specific Conditions – Bill Facility; and

(b)                                 if the facility is described as a Bill Facility - Acceptance and Discount – National Flexible Rate in the Details of Facilities, the fixed amount, the floor/cap amount and the floating amount reduce in accordance with the Details of Facilities or as otherwise provided under this Agreement;

(c)                                  if the facility is described as a Bill Facility - Acceptance and Discount - Flexible Drawdown Fixed Rate in the Details of Facilities, the facility floor reduces in accordance with the Details of Facilities or as otherwise provided under this Agreement.

10                                  Non-amortising facilities

If the facility is a non amortising facility then the facility limit reduces in accordance with clauses 8(b) and (c) of these Specific Conditions – Bill Facility.

11                                  Discounting of bills

(a)                                  Where bills are drawn for discounting:

(i)                                     the face value of each bill must be acceptable to us; and

(ii)                                  the aggregate face value of all bills in a single drawdown must be in accordance with the Details of Facilities or otherwise acceptable to us; and

(iii)                               the term of each bill must be acceptable to us and except as otherwise agreed by us must not be less than 30 days nor more than 180 days and must not have a maturity date later than the expiry date; and

(iv)                              each bill must be payable on such days, to such persons and at such places in Australia as we agree.

(b)                                 We agree to purchase bills referred to in paragraph (a) above on the relevant drawdown date at the yield rate prevailing on that drawdown date. We agree to pay the proceeds of discount of such bills to the nominated account.

(c)                                  Proceeds of discount in relation to a bill discounted by us under a bill facility are the amount derived by application of the formula:

Proceeds of discount =

(FV x 36,500) / ((DM x R) + 36,500)

where:

FV is the face value of the bill;

DM is the number of days to maturity of the bill (being the number of days from and including the issue date of the bill to but excluding the maturity date of the bill); and

R is:

(a)                                  for a bill facility other than a bill facility described as a Bill Facility - Acceptance and Discount – National Flexible Rate Facility in the Details of Facilities, the yield rate expressed as a percentage per annum; or

(b)                                 for a bill facility described as a Bill Facility - Acceptance and Discount – National Flexible Rate Facility in the Details of Facilities, the yield rate for the bill facility component to which the bill is allocated.

12                                  Discounting and replacement of bills

(a)                                  If we have agreed in accordance with this Agreement to accept a replacement bill, your obligation to pay us the face value of the maturing bill may be satisfied by us:

(i)                                     debiting the face value of the maturing bill to the nominated account; and

(ii)                                  accepting the replacement bill; and

(iii)                               crediting the proceeds of discount of the replacement bill to the nominated account; and

(iv)                              debiting any applicable fees, charges or premiums payable in respect of the replacement bill under clause A2.3 of the General Terms and Conditions to the nominated account.

(b)                                 As an alternative to the procedure outlined in paragraph (a) above, at our discretion, if we have agreed to accept a replacement bill your obligation to pay us the face value of the maturing bill may be satisfied by us:

(i)                                     debiting the face value of the maturing bill to an internal suspense account maintained by us; and

(ii)                                  accepting the replacement bill; and

(iii)                               crediting the proceeds of discount of the replacement bill to an internal suspense account maintained by us;

(iv)                              debiting the nominated account with the amount of the remaining balance of the suspense account maintained by us; and

(v)                                 debiting any applicable fees, charges or premiums payable in respect of that replacement bill under clause A2.3 of the General Terms and Conditions to the nominated account.

13                                  Payment of bills

(a)                                  You must pay to us the face value of a bill accepted, discounted or endorsed by us under the facility on its maturity date.

(b)                                 Your obligations in relation to a bill so drawn and accepted, discounted or endorsed continue despite the fact that we are or become the holder of the bill in our own right on or after its maturity date.

(c)                                  We may pay a bill on its maturity date without enquiring as to the title of the person presenting the bill for payment.

(d)                                 You agree to indemnify us against any liability, loss or costs (including consequential or economic loss) we may incur on or in connection with:

(i)                                     your or a security provider’s default under the facility;

(ii)                                  us exercising, enforcing or preserving rights (or considering or attempting to do so) in connection with the facility or a bill.

You agree to pay us the amount of our liability, loss or costs when we specify. This indemnity is in addition to any other indemnity or obligation in our favour contained in this Agreement or given by law.

(e)                                  You may not prepay any bill accepted, discounted or endorsed by us under the facility unless we agree.

14                                  Power of attorney

(a)                                  If a drawdown notice in relation to the facility provides that we are to draw bills under a power of attorney, you irrevocably appoint us to be your attorney on your behalf and in your name to draw, make, deliver, sign, endorse or negotiate any bill drawn or which may be drawn under the facility in accordance with this clause.

(b)                                 You agree that:

(i)                                     we may act on instructions oral or in writing (including by facsimile) received from you concerning whether or not to draw bills and the aggregate face value and term of bills to be drawn, but we are not obliged to act on those instructions, and we may require your instructions to be in writing; and

(ii)                                  this power of attorney may be exercised under hand or by facsimile signature of any two of our officers acting jointly who, at the time of exercise of power under this power of attorney, are authorised by us to sign, accept or endorse bills on our behalf; and

(iii)                               this power of attorney is granted to secure the performance of your obligations under the facility, is irrevocable and remains in full force and effect until your obligations under the facility and any bills are discharged; and

(iv)                              you will indemnify us and our officers against any liability, loss or costs (including consequential or economic loss) we may incur out of the exercise of any of the powers and authorities contained in this power of attorney; and

(v)                                 no person dealing with us need be concerned to see or enquire as to the propriety or expediency of anything which we may do, purport to do or perform in your name by virtue of this power of attorney; and

(vi)                              you will ratify and confirm all that we lawfully do or cause to be done by virtue of this power of attorney.

15                                  Cancellation by you

(a)                                  You may cancel the facility, with effect on the last maturity date of the bills outstanding under the facility, by giving us at least 30 banking days’ notice before the maturity date of each of those bills. You cannot revoke a notice once it is given under this clause unless we agree.

(b)                                 If you give a notice under this clause then:

(i)                                     we are no longer obliged to accept, discount or endorse bills under the facility; and

(ii)                                  on the maturity date you must pay us the face value of the maturing bills accepted, discounted or endorsed under the facility.

16                                  Economic costs and economic benefits

(a)                                  Economic benefits or economic costs may arise under the facility if an economic event occurs.

(b)                                 We will determine the amount of any economic benefits and notify you of that amount (if any). We will pay you the amount of any economic benefits so notified within 7 banking days of such notification.

(c)                                  We determine any “economic benefits” arising under the facility by determining the net amount of returns and gains obtained by us in connection with an economic event including, without limitation, any amount determined by us to have been gained by us by reason of:

(i)                                     increases of profits or returns or other gains associated with changes in the rates applicable to bills under the facility and the rates applicable to bills we would offer to enter into a new transaction when the event occurs, which transaction is with a customer equivalent to you for an amount of approximately the same amount as you pay, fail to pay or draw or are required to pay and for a term approximately equal to the period from when the event occurs to the date we assumed that amount would otherwise be due for payment (assuming, where appropriate, that replacement bills are drawn and accepted, discounted or endorsed by us in respect of that amount); or

(ii)                                  the liquidation of deposits or other funds, or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by us (either generally in the course of our business or specifically in connection with this Agreement) to fund or maintain the facility or to hedge, fix or limit our effective cost of funding in relation to the facility.

(d)                                 Economic costs will be determined and become payable under clause A3 of the General Terms and Conditions.

17                                  How we assign debits

Except as otherwise provided in these Specific Conditions, and subject to this Agreement, we may debit all amounts, fees, charges or premiums payable by you in connection with the facility to the nominated account.

18                                  Additional consequences if you are in default

If you are in default under this Agreement then, in addition to clause A8.2 of the General Terms and Conditions:

(a)                                  if on the day when you make a payment required under clause A8.2 of the General Terms and Conditions there are any bills which have not been presented for payment, and a portion of that payment is not yet required to meet payment of those bills, then we agree to deposit that portion in an interest bearing deposit account on terms which we think fit. The deposit may be made with any person we decide on (including, without limitation, ourselves); and

(b)                                 when a bill is subsequently presented for payment, we agree to apply the portion referred to in paragraph (a) above towards paying the holder of that bill. We agree to pay to you the amount which we certify to be that part of the portion, and any interest earnings (net of our income tax liability in connection with those earnings) on that part of the portion, remaining after satisfaction of all your obligations (contingent or otherwise) under this Agreement and any facility.

19                                  Rate advice

(a)                                  The yield rate applying on a drawdown date under the facility will be confirmed in the Bill Facility Record which we will forward to you within 7 banking days after the drawdown date, except as set out in paragraph (b) below.

(b)                                 Where the facility is described as a Bill Facility – Acceptance/Discount – National Flexible Rate Facility in the Details of Facilities, the weighted average of all yield rates applying to the bill components on a drawdown date under the facility will be confirmed in the Bill Facility Record which we will forward to you within 7 banking days after the drawdown date. Details of Facilities of individual yield rates are available on request.

(c)                                  If these Specific Conditions provide that we are to advise you of a rate applying to your facility, you may contact us before the first drawing is made under the facility to ascertain the rate that will apply to your facility. The rate we quote will apply to your facility if you make your first drawing by 4.30pm on the date we quote the rate. If this condition is not satisfied, the quote lapses and the quoted rate does not apply.

20                                  Bill Facility - Option - Acceptance and Discount - Fixed Rate

(a)                                  You have the option to enter into a fixed rate bill facility having the characteristics set out in the Details of Facilities.

(b)                                 To exercise the option, you must send us before 3.00 pm (Melbourne time) on the exercise date a notice in a form acceptable to us in our discretion. Once given, this notice is irrevocable unless we in our discretion agree otherwise.

(c)                                  We are not obliged to act in accordance with a notice given by you under paragraph (b) above if we consider that any of the conditions precedent set out in this Agreement are not satisfied.

(d)                                 We are not obliged to enter into a fixed rate bill facility with you on any date other than the exercise date. If you do not exercise the option on or before 3.00 pm (Melbourne time) on the exercise date, the option lapses. We are not obliged to remind you or warn you that this time is approaching or has arrived.

(e)                                  You may give us notice offering to surrender all or part of the option. Unless otherwise confirmed by you, an offer to surrender will be taken as an offer to surrender the whole of the option. We may reject an offer to surrender in our discretion. A surrender of the option will be effective only when the terms of the surrender are agreed or, if an amount is payable to you in respect of the surrender, when such amount is paid. You will then be taken to have surrendered your rights in respect of the option (or, if a partial surrender, the agreed part) and to have released us from any further obligation in respect of the option (or, if a partial surrender, the agreed part). Any notice given by us confirming a surrender of the option will constitute conclusive evidence of the terms of the surrender unless it is proved to be incorrect.

21                                  Bill Facility - Acceptance and Discount – National Flexible Rate

(a)                                  Each bill drawn under the facility must be allocated to a bill facility component either:

(i)                                     by you in accordance with paragraphs (b)-(c) below at the time you provide us with a drawdown notice for that bill; or

(ii)                                  by us in accordance with clause 8 of these Specific Conditions – Bill Facility.

(b)                                 If we agree that bills may be allocated to a bill facility component progressively then, subject to this Agreement:

(i)                                     you must allocate bills in accordance with that agreement until the aggregate face value of the bills allocated to the relevant bill facility component is equivalent to the amount of the bill facility component; and

(ii)                                  you must thereafter ensure that, until the expiry date, bills are allocated to the relevant bill facility component having an aggregate face value equivalent to the amount of the bill facility component.

(c)                                  If paragraph (b) above does not apply, subject to this Agreement, on the first drawdown date you must allocate bills to each of the fixed amount and the floor/cap amount having an aggregate face value equivalent to the amount of the relevant bill facility component, and must ensure that, until the expiry date, bills are allocated to the relevant bill facility component having an aggregate face value equivalent to the amount of the bill facility component.

22                                  Bill Facility - Acceptance / Endorsement

(a)                                  Where bills are not to be discounted by us, we agree to make available to you bills accepted or endorsed under the facility by the time and in the place specified in the Details of Facilities.

(b)                                 If we are specified as a paying agent in the Details of Facilities, you authorise us to pay the face value of a bill drawn under the facility in accordance with its terms and conditions on your behalf to the person presenting the bill for payment.

23                                  Late Presentation Fee

A Late Presentation Fee is payable by you when a drawdown notice (together with any accompanying bills as may be required under this Agreement) is not received by the date, or in the form, required under this Agreement. The Late Presentation Fee is an amount we determine by reference to any agreed rates in relation to the facility, the aggregate face value of bills to be drawn on the drawdown date, the number of days between the relevant drawdown date and the next drawdown date and the market rates for bank accepted bills previously on the relevant drawdown date.

24                                  Definitions

For the purposes of these Specific Conditions and the Details of Facilities – Bill Acceptance/Discount Facility:

amortising facility means a bill facility described in the Details of Facilities as an Amortising Facility.

amortisation schedule means, for a facility, the Amortisation Details specified in the Details of Facilities for the facility or any amortisation schedule provided to you by us as a replacement, in accordance with this Agreement.

bill facility component means each of the fixed amount, the floating amount and the floor/cap amount.

Bill Facility Record means a document by that name issued by us.

cap rate means the rate specified as such in the Details of Facilities for the facility, or if the rate is not specified in the Details of Facilities, the rate advised to you as such before the first drawing under the facility and confirmed in the first Bill Facility Record we provide to you.

commencement date means, for a bill facility, the date specified as such in the Details of Facilities for the facility.

conversion rate means the rate specified as such in the Details of Facilities for the facility, or if the rate is not specified in the Details of Facilities, the rate advised to you as such before the first drawing under the facility and confirmed in the first Bill Facility Record we provide to you.

down and out rate means the rate specified as such in the Details of Facilities for the facility, or if the rate is not specified in the Details of Facilities, the rate advised to you as such before the first drawing under the facility and confirmed in the first Bill Facility Record we provide to you.

Drawdown Schedule means a document by that name issued by us.

economic benefits is the amount determined in accordance with clause 16 of these Specific Conditions – Bill Facility.

exercise date means for a facility described as a Bill Facility - Option - Acceptance and Discount - Fixed Rate the date specified as such in the Details of Facilities.

facility floor means the amount specified as such in the Details of Facilities of the facility as reduced or increased in accordance with this Agreement.

fixed amount means the amount specified as such in the Details of Facilities for the facility as reduced or increased in accordance with this Agreement.

fixed rate means the rate specified as such in the Details of Facilities for the facility, or if the rate is not specified in the Details of Facilities, the rate advised to you as such before the first drawing under the facility and confirmed in the first Bill Facility Record we provide to you.

floating amount means the amount specified as such in the Details of Facilities for the facility as reduced or increased in accordance with this Agreement.

floating rate means on a drawdown date the rate at which we are prepared to purchase bills accepted, discounted or endorsed by us for persons of similar creditworthiness for a similar amount and duration on that drawdown date. The floating rate is a rate (expressed as a per centum per annum yield to maturity) that varies from time to time.

floor rate means the rate specified as such in the Details of Facilities for the facility, or if the rate is not specified in the Details of Facilities, the rate advised to you as such before the first drawing under the facility and confirmed in the first Bill Facility Record we provide to you.

floor/cap amount means the amount specified as such in the Details of Facilities for the facility as reduced or increased in accordance with this Agreement.

floor/cap rate means on a drawdown date:

(a)                                  the floor rate, if the floating rate on that drawdown date is less than or equal to the floor rate;

(b)                                 the cap rate, if the floating rate on that drawdown date is greater than or equal to the cap rate; or

(c)                                  the floating rate on that drawdown date, in any other case.

non amortising facility means a bill facility described as such in the Details of Facilities for the facility.

participation rate means the rate specified as such in the Details of Facilities for the facility, or if the rate is not specified in the Details of Facilities, the rate advised to you as such before the first drawing under the facility and confirmed in the first Bill Facility Record we provide to you.

proceeds of discount has the meaning described in these Specific Conditions.

rebate rate means the rate specified as such in the Details of Facilities for the facility, or if a rate is not specified in the Details of Facilities, the rate advised to you as such before the first drawing under the facility and confirmed in the first Bill Facility Record we provide to you.

trigger rate means the rate specified as such in the Details of Facilities for the facility, or if the rate is not specified in the Details of Facilities, the rate advised to you as such before the first drawing under the facility and confirmed in the first Bill Facility Record we provide to you.

yield rate, in relation to a facility, has the meaning described in the Details of Facilities for that facility.

The definitions of other terms used in these Specific Conditions may be found in clause B6 of the General Terms and Conditions.

10                  Specific Conditions – Bank Guarantee Facility

1                            Application of Part

Clauses 2 to 14 (inclusive) of these Specific Conditions - Bank Guarantee Facility apply to any bank guarantee facility.

2                            Issue of Bank Guarantees

(a)                    Provided you have met all the conditions precedent and all financial, reporting or other covenants applicable to the facility, you may apply for us to issue a bank guarantee to a beneficiary on or before the date issued, but only if:

(i)                        the facility amount owing for the bank guarantee facility does not and, after the bank guarantee is issued, will not exceed the facility limit less any facility limit deduction; and

(ii)                     you have submitted a complete and properly authorised bank guarantee request in the form required by us from time to time.

(b)                   We may accept or reject your application for a bank guarantee in our discretion.

3                            Payment of Bank Guarantee

(a)                    In addition to any indemnity obligations in the General Terms and Conditions, you indemnify us in respect of any amount we pay to a beneficiary under a bank guarantee. Any amount you must pay us under this clause is payable in Australian dollars and becomes due and payable upon the earlier of:

(i)                        our making payment under a bank guarantee; or

(ii)                     our incurring an obligation to make payment under a bank guarantee, or

(iii)                  your default under this Letter of Offer.

4                            We may end our obligation

We may, at any time, end our obligations under a bank guarantee by paying to the beneficiary the guaranteed amount (or the balance of the guaranteed amount remaining after any part payment of the guaranteed amount) we are, or may be, liable to pay to that beneficiary under the bank guarantee (or such lesser amount as the beneficiary requires), even though no demand is made on us by that beneficiary.

5                            Partial payments

You agree that if a demand is made by a beneficiary for a partial payment of the guaranteed amount, we may at our discretion and without further reference to you, pay the amount demanded and issue to the beneficiary a replacement bank guarantee for the balance of the guaranteed amount. This procedure may be repeated at our discretion. You agree that the terms and conditions of this Letter of Offer apply to any replacement bank guarantee issued under this clause as if details of that bank guarantee were included in the Details of Facilities.

6                            No obligations to enquire

(a)                    You irrevocably authorise us to immediately pay any amount demanded at any time under a bank guarantee.

(b)                   You agree that we:

(i)                        need not first refer to you or obtain your authority for the payment;

(ii)                     need not enquire into the correctness or validity of any demand made on us under a bank guarantee; and

(iii)                  may meet any demand even though you dispute the validity of the demand.

7                            Return of Bank Guarantees

You are to return to us a bank guarantee if it is ever given to you by the beneficiary on production of a bill of lading or otherwise.

8                            Foreign currency conversion

If we pay any amount to a beneficiary in a foreign currency, for the purposes of calculating the amount in Australian Dollars for which you indemnify us under clause 3 of these Specific Conditions – Bank Guarantee Facility, the foreign currency amount is to be converted to Australian Dollars at the spot rate of exchange quoted by us on the day we make the payment to the beneficiary.

9                            Additional consequences if you are in default

(a)                    If you are in default under this Letter of Offer then, in addition to clause 8 of the General Terms and Conditions, the following provisions will apply.

(b)                   If, on a day when you make a payment required under clause A8.2 of the General Terms and Conditions, there are any bank guarantees in respect of which payment of the whole or part of the guaranteed amount has not yet been demanded by the beneficiary, and a portion of that payment represents those undemanded guaranteed amounts, then we agree:

(i)                        to deposit that portion in an interest bearing deposit account on terms which we consider appropriate (which may include making the deposit with ourselves);

(ii)                     to use the deposited amount towards paying a beneficiary of a bank guarantee when the beneficiary demands payment of moneys we are liable to pay under the bank guarantee; and

(iii)                  to pay to you the amount which we certify is that part of the deposited amount and the interest earned on it (net of our income tax liability in connection with those earnings) which remains after all of your obligations (contingent or otherwise) under this Agreement and any facility have been satisfied.

10                     Indemnity by you

As a separate obligation, you indemnify us against all actions, proceedings, claims and demands brought or made against us and against all losses, costs, charges, damages and expenses which we incur or sustain or for which we become liable, directly or indirectly, because of the issue of any bank guarantee.

11                     Preservation of your liability

Your liabilities and our rights under these Specific Conditions are not affected by anything which might otherwise have that effect at law or in equity including, without limitation, one or more of the following (whether occurring with or without the consent of a person):

(a)                    any inaccuracy, insufficiency or forgery or in any certificate or other instrument which purports to be made, issued or delivered under this Agreement or under any bank guarantee; or

(b)                   our or another person granting time or other indulgence (with or without the imposition of an additional burden) to, compounding or compromising with or wholly or partially releasing you or another person in any way; or

(c)                    laches, acquiescence, delay, acts, omissions or mistakes on our part or on that of another person; or

(d)                   any variation or novation of a right of ours or that of another person, or alteration of a document, in respect of you or another person including, without limitation, an increase in the maximum liability of or other variation in connection with a bank guarantee; or

(e)                    the invalidity or unenforceability of an obligation or liability of a person other than you; or

(f)                      invalidity or irregularity in the execution of this Agreement by you or any deficiency in your powers to enter into or observe your obligations under this Agreement.

12                     Late Payments

If a payment is made under a bank guarantee and is not promptly reimbursed to us by you:

(a)                    you authorise us to debit the amount of the drawing (less any reimbursements in relation to that drawing) to any account you have with us (even if this would cause the account to become overdrawn or for any applicable overdraft limit to be exceeded); and

(b)                   default interest shall apply to the amount of the drawing that is not reimbursed, in accordance with clause A2.4 of the General Terms and Conditions.

13                     How we assign debits

We may debit any account you have with us, with any amount you owe us under or in connection with the facility.

14                     Definitions

For the purposes of these Specific Conditions and the Details of Facilities – Bank Guarantee Facility:

bank guarantee facility means a facility which is described in the Details of Facilities as a Bank Guarantee Facility.

guaranteed amount means, in relation to a bank guarantee, the amount specified as the Guaranteed Amount in the bank guarantee. The definitions of other terms used in these Specific Conditions may be found in clause B6 of the General Terms and Conditions.

Acceptance of Letter of Offer

To accept this Letter of Offer, each Customer must sign the duplicate and return it to us before the lapse date set out at the beginning of this document.

By executing this document below, the Customer;

1.                                      accepts the Letter of Offer;

2.                                      declares that all the information the Customer has given us is accurate and not misleading and it is aware that we are relying on it; and

3.                                      acknowledges that before indicating that the Customer intends to be bound, the Customer has;

(i)                                     read the Details of Facilities, Parts 4 to 7 (inclusive), any Specific Conditions and the General Terms and Conditions; and

(ii)                                  received and read a copy of each other contract documentation described within the Letter of Offer; and

4.                                      acknowledges that, except to the extent that a security’s application is excluded in relation to a facility as set out in the Details of Facilities, every security held by us (including the securities) extends to the agreement between the Customer and us which results from the Customer’s acceptance of this Letter of Offer, in addition to all other liabilities secured by those securities; and

5.                                      acknowledges and agrees that any existing contractual documentation detailed in Part 3 of this Letter of Offer is varied as set out in that Part 3; and

6.                                      declares that the Customer understands that any mortgaged or secured property will be at risk if the Customer or any security provider defaults; and

7.                                      nominates the following address for service of notices for the purposes of the Agreement

3/391 Park Rd, Regents Park NSW 2143; and

8.                                      acknowledges that we may pay a commission for the introduction of credit business where the Customer has been introduced to us by a third party.

Yours sincerely,

/s/ Graeme Johnson
Graeme Johnson
Associate Director

Incorporated Customers sign the duplicate copy of this Letter of Offer where indicated as an acceptance of these arrangements and return to us. The original may be retained for the Customer’s records.

Companies Executing without using a Common Seal

Executed By

Channell Bushman Pty Limited

By being signed by:

/s/ Nick J. Morganti	/s/ Amar Kulkarni
Signature of authorised person	Signature of authorised person

Nick J. Morganti	Amar Kulkarni
Name of authorised person	Name of authorised person

Director	Secretary
Office held	Office held

11 / 08 /2006	11 / 08 /2006
Date	Date

Executed By

Bushmans Group Pty Ltd

By being signed by:

/s/ Nick J. Morganti	/s/ Amar Kulkarni
Signature of authorised person	Signature of authorised person

Nick J. Morganti	Amar Kulkarni
Name of authorised person	Name of authorised person

Director	Secretary
Office held	Office held

11 / 08 /2006	11 / 08 /2006
Date	Date

Executed By

Channell Pty Limited

By being signed by:

/s/ Nick J. Morganti	/s/ Amar Kulkarni
Signature of authorised person	Signature of authorised person

Nick J. Morganti	Amar Kulkarni
Name of authorised person	Name of authorised person

Director	Secretary
Office held	Office held

11 / 08 /2006	11 / 08 /2006
Date	Date

Executed By

Bushmans Engineering Pty Ltd

By being signed by:

/s/ Nick J. Morganti	/s/ Amar Kulkarni
Signature of authorised person	Signature of authorised person

Nick J. Morganti	Amar Kulkarni
Name of authorised person	Name of authorised person

Director	Secretary
Office held	Office held

11 / 08 /2006	11 / 08 /2006
Date	Date

Executed By

Polyrib Tanks Pty Ltd

By being signed by:

/s/ Nick J. Morganti	/s/ Amar Kulkarni
Signature of authorised person	Signature of authorised person

Nick J. Morganti	Amar Kulkarni
Name of authorised person	Name of authorised person

Director	Secretary
Office held	Office held

11 / 08 /2006	11 / 08 /2006
Date	Date

Executed By

Australian Bushman Tanks Pty Ltd

By being signed by:

/s/ Nick J. Morganti	/s/ Amar Kulkarni
Signature of authorised person	Signature of authorised person

Nick J. Morganti	Amar Kulkarni
Name of authorised person	Name of authorised person

Director	Secretary
Office held	Office held

11 / 08 /2006	11 / 08 /2006
Date	Date